UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                              Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

BIOLASE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

BIOLASE, INC.

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON AUGUST 27, 2014

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of BIOLASE, Inc., a Delaware corporation (the “Company”), on Wednesday, August 27, 2014, at 11:00 a.m. local time at the Company’s corporate headquarters, located at 4 Cromwell, Irvine, California, 92618 (the “Annual Meeting”). At the Annual Meeting, you will be asked to vote on the election of the Company’s board of directors (our “Board”) and other matters described in the accompanying proxy materials.

YOUR VOTE IS IMPORTANT.

Your vote is important, and all stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, we urge you to complete, date, sign and return the enclosed WHITE proxy card or the enclosed WHITE voting instruction card as promptly as possible, or to vote by Internet, to ensure your representation at the meeting. Internet voting is available by following the instructions provided on the WHITE proxy card.

The Company’s bylaws provide that, effective as of the election of directors at the Annual Meeting, our Board will consist of no more than five directors. Our Board nominated four candidates for election to our Board at the Annual Meeting: Paul N. Clark, Dr. Frederic H. Moll, Jeffrey M. Nugent and James R. Talevich.

Although our Board does not recommend that stockholders vote FOR the election of Federico Pignatelli to our Board, Mr. Pignatelli is included in the accompanying proxy statement and is listed on the WHITE proxy card, because our Board resolved that, consistent with the Agreement, dated as of June 6, 2013, among Federico Pignatelli, the Company and each of Alexander K. Arrow, Norman J. Nemoy and Gregory E. Lichtwardt, Mr. Pignatelli would be nominated for election to our Board at the Annual Meeting.

Oracle Partners, L.P., a stockholder of the Company that together with its affiliates beneficially owns 19.2% of the Company’s outstanding shares of common stock, has provided notice of its intention to nominate Jonathan T. Lord, M.D. for election to our Board at the Annual Meeting.

Our Board recommends that you vote FOR its nominees (Paul N. Clark, Dr. Frederic H. Moll, Jeffrey M. Nugent and James R. Talevich) and Oracle Partners’ nominee (Dr. Jonathan T. Lord).

YOU MAY ONLY VOTE “FOR” OR “WITHHOLD” WITH RESPECT TO FIVE DIRECTOR NOMINEES. If a stockholder properly submits a proxy that directs the proxy holder to vote “FOR” and/or “WITHHOLD” a vote with respect to more than five director nominees, the shares represented by such proxy will be voted as directed on all matters other than the election of directors, and in the election of directors, “FOR” votes will be counted for up to five of the director nominees; any “WITHHOLD” votes for any director nominees will be treated as if neither “FOR” nor “WITHHOLD” had been marked for such nominees; and if there are more than five “FOR” votes for director nominees, then none of the votes will be counted in the election of directors.

Our Board is deeply committed to the Company, its stockholders and enhancing shareholder value. We look forward to seeing you at the Annual Meeting.

If you have any questions or require assistance in voting, please contact MacKenzie Partners, Inc. toll-free at (800) 322-2885 or call collect (212) 929-5500.

Sincerely,

/s/ Paul N. Clark	/s/ Jeffrey M. Nugent
Paul N. Clark Chairman of the Board	Jeffrey M. Nugent Acting Chief Executive Officer

Irvine, California – July 29, 2014

BIOLASE, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD AUGUST 27, 2014

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of BIOLASE, Inc., a Delaware corporation (the “Company”), will be held on Wednesday, August 27, 2014, at 11:00 a.m. local time at the Company’s corporate headquarters, located at 4 Cromwell, Irvine, California, 92618, to consider the following matters, as more fully described in the proxy statement accompanying this notice:

1. the election of five directors to serve until the next annual meeting of stockholders and until their successors are elected;

2. the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014;

3. an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of our common stock to 100,000,000;

4. an amendment to the Biolase, Inc. 2002 Stock Incentive Plan;

5. an advisory vote on the compensation of our named executive officers; and

6. the transaction of such other business as may properly come before the meeting.

Stockholders of record at the close of business on July 22, 2014 are entitled to notice of and to vote at our annual meeting and any adjournment or postponement thereof. All stockholders are cordially invited to attend the meeting in person.

YOUR VOTE IS IMPORTANT.

Whether or not you plan to attend the meeting, please sign and return the enclosed WHITE proxy card as promptly as possible in the envelope enclosed for your convenience, or please vote via the Internet. If you receive more than one WHITE proxy card because your shares are registered in different names and addresses, each WHITE proxy card should be signed and returned to assure that all of your shares are represented at the meeting. Proxies forwarded by or for banks, brokers or other nominees should be returned as requested by them. The prompt return of proxies will save the expense involved in further communication.

You can find detailed information regarding voting in the section entitled “General Information” on pages 1 through 6 of the accompanying proxy statement. If you have any questions or require assistance in voting, please contact MacKenzie Partners, Inc. toll-free at (800) 322-2885 or call collect (212) 929-5500.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 27, 2014

The proxy statement and the Company’s 2013 annual report on Form 10-K, as amended, are available at www.biolase.com.

BY ORDER OF THE BOARD OF DIRECTORS
Sincerely,
/s/ Michael C. Carroll
Michael C. Carroll Secretary

Irvine, California – July 29, 2014

BIOLASE, INC.

4 Cromwell

Irvine, California 92618

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON AUGUST 27, 2014

PROXY STATEMENT

GENERAL INFORMATION

This proxy statement is furnished to stockholders of BIOLASE, Inc., a Delaware corporation (the “Company,” “we,” “our” or “us”), in connection with the solicitation of proxies by our Board of Directors (our “Board”) for use at our annual meeting of stockholders to be held on Wednesday, August 27, 2014, and at any adjournment or postponement thereof (“our annual meeting”). Our annual meeting will be held at 11:00 a.m. local time at our corporate headquarters located at 4 Cromwell, Irvine, California, 92618. This proxy statement and the accompanying WHITE proxy are first being sent or given to stockholders on or about July 30, 2014.

Q.	Why am I receiving these materials?

A.	We sent you this proxy statement because our Board is soliciting your proxy to vote at our annual meeting. This proxy statement summarizes the information you need to vote at our annual meeting. You do not need to attend our annual meeting to vote your shares.

Q.	What proposals will be voted on at our annual meeting?

A.	Stockholders will vote on five proposals at our annual meeting:

•	the election of five directors to serve until the next annual meeting of stockholders and until their successors are elected;

•	the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014;

•	an amendment to our Restated Certificate of Incorporation, as amended (our “Restated Certificate of Incorporation”), to increase the number of authorized shares of our common stock to 100,000,000;

•	an amendment to the Biolase, Inc. 2002 Stock Incentive Plan; and

•	an advisory vote on the compensation of our named executive officers.

We will also consider other business, if any, that properly comes before our annual meeting.

Q.	Has the Company been notified that a stockholder intends to propose alternative director nominees at our annual meeting?

A.	Yes. The Company received a notice dated July 5, 2014 from Oracle Partners, L.P., a stockholder of the Company that together with its affiliates beneficially owns 19.2% of the outstanding shares of our common stock (“Oracle Partners”), stating its intention to nominate Jonathan T. Lord, M.D. for election to our Board at our annual meeting. In this proxy statement, we sometimes refer to Dr. Lord as “Oracle’s Nominee.” Our Board recommends that you vote FOR Dr. Lord. As of the date of its notice, Oracle Partners was a stockholder of record of 1,352,253 shares of our common stock and, together with its affiliates, beneficially owned in the aggregate 6,135,910 shares of our common stock.

The Company also received a purported notice dated July 3, 2014 from Federico Pignatelli, a current member of our Board and the former Chairman and Chief Executive Officer of the Company, stating his intention to nominate five director candidates for election to our Board at our annual meeting. However, such notice failed to comply with the Company’s bylaws, because at the time that he provided such notice, while Mr. Pignatelli was a beneficial owner of our common stock, he did not have his holder of record provide such notice on his behalf.

Q.	How does our Board recommend that stockholders vote on the proposals?

A.	Our Board recommends that stockholders vote FOR the election of Paul N. Clark, Dr. Frederic H. Moll, Jeffrey M. Nugent and James R. Talevich (collectively, the “Board Nominees”) and FOR Dr. Lord, FOR the ratification of the appointment of BDO USA, LLP, as our independent registered public accounting firm for the fiscal year ending December 31, 2014, FOR the approval of the amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of our common stock, FOR the approval of the amendment to the Biolase, Inc. 2002 Stock Incentive Plan and FOR the approval of the advisory resolution on executive compensation.

Although our Board does not recommend that stockholders vote FOR the election of Federico Pignatelli to our Board, Mr. Pignatelli is included in this proxy statement and is listed on the WHITE proxy card, because our Board resolved that, consistent with the Agreement, dated as of June 6, 2013 (the “Pignatelli Agreement”), among Federico Pignatelli, the Company and each of Alexander K. Arrow, Norman J. Nemoy and Gregory E. Lichtwardt, Mr. Pignatelli would be nominated for election to our Board at our annual meeting. As such, Mr. Pignatelli is sometimes referred to in this proxy statement as the “Other Nominee.”

Q.	Who is entitled to vote?

A.	The record date for our annual meeting (the “record date”) is the close of business on July 22, 2014. As of the record date, 43,886,535 shares of our common stock, par value $0.001 per share, were outstanding. No shares of our preferred stock were outstanding on the record date. Only holders of record of our common stock as of the record date will be entitled to notice of and to vote at our annual meeting or any adjournment or postponement thereof. Each stockholder is entitled to one vote for each share of our common stock held by such stockholder on the record date. Stockholders may not cumulate votes in the election of directors.

Q.	Can I vote FOR the Board Nominees and Oracle’s Nominee?

A.	Yes. Beginning with the election of directors at our annual meeting, our Board will be comprised of five directors. Our Board is recommending the four Board Nominees (Paul N. Clark, Dr. Frederic H. Moll, Jeffrey M. Nugent and James R. Talevich) and Oracle’s Nominee (Jonathan T. Lord), whose names appear on the Company’s WHITE proxy card. In addition to the names of the Board Nominees and Oracle’s Nominee, the Company’s WHITE proxy card lists Federico Pignatelli. If you desire to vote in accordance with our Board’s recommendation, you should leave the boxes next to Mr. Pignatelli’s name blank.

Q.	What do I need for admission to our annual meeting?

A.	Stockholders will be admitted to our annual meeting only if they are entitled to vote at the meeting. If you are the stockholder of record, your name will be verified against the list of stockholders prior to your admittance to our annual meeting. You should be prepared to present photo identification for admission at our annual meeting. If you hold your shares in street name, you should provide proof of beneficial ownership on the record date, such as a brokerage account statement showing that you owned shares of our common stock as of the record date, a copy of the WHITE voting instruction card provided by your broker, bank or other nominee or other similar evidence of ownership as of the record date, as well as your photo identification, for your admission. If you do not provide photo identification or comply with the other procedures outlined above upon request, you will not be admitted to our annual meeting.

Q.	How can I vote my shares without attending our annual meeting?

A.	If you are a holder of record of shares of our common stock, you may direct your vote without attending our annual meeting by signing, dating and mailing your WHITE proxy card in the enclosed postage-paid envelope or by following the instructions on the WHITE proxy card to vote by Internet.

If you hold your shares in street name via a broker or bank, you may direct your vote without attending our annual meeting by signing, dating and mailing your WHITE voting instruction card in the enclosed postage-paid envelope. Internet voting may also be available. Please see your WHITE voting instruction card for instructions.

Q.	How will my shares be voted if I return a blank WHITE proxy card or a blank WHITE voting instruction card?

A.	If you are a holder of record of shares of our common stock and you sign and return a WHITE proxy card without giving specific voting instructions, your shares will be voted FOR:

•	the election of the Board Nominees (Paul N. Clark, Dr. Frederic H. Moll, Jeffrey M. Nugent and James R. Talevich) and Oracle’s Nominee (Jonathan T. Lord);

•	the ratification of the appointment of BDO USA, LLP, as our independent registered public accounting firm for the fiscal year ending December 31, 2014;

•	the approval of the amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of our common stock to 100,000,000;

•	the approval of the amendment to the Biolase, Inc. 2002 Stock Incentive Plan; and

•	the approval of the advisory resolution on executive compensation.

If you hold your shares in street name via a broker or bank and do not provide the broker or bank with voting instructions (including by signing and returning a blank WHITE voting instruction card), your shares:

•	will be treated as “broker non-votes;”

•	will be counted as present for purposes of establishing a quorum;

•

will be voted in accordance with the broker’s or bank’s discretion on “routine” matters, such as the amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of our common stock and the proposal to ratify the appointment of our auditors, except that, if any other person sends you proxy materials to solicit your proxy, your broker will not have “discretionary” authority to vote your shares with respect to any of the proposals. In such event, your broker will only be able to vote your shares if you provide your broker with instructions on how to vote such shares; and

•

will not be counted in connection with the election of directors, the amendment to the Biolase, Inc. 2002 Stock Incentive Plan, the advisory vote on the compensation of our named executive officers or any other non-routine matters.

Our Board knows of no matter to be presented at our annual meeting other than the election of directors, ratification of our independent registered public accounting firm, the amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of our common stock, the amendment to the Biolase, Inc. 2002 Stock Incentive Plan and the advisory resolution on executive compensation. If any other matters properly come before our annual meeting upon which a vote properly may be taken, shares represented by all proxies received by us on the WHITE proxy card will be voted with respect thereto as permitted and in accordance with the judgment of the proxy holders.

Q.	Can I change my vote or revoke my proxy?

A.	You may change your vote or revoke your proxy at any time before it is voted at our annual meeting. If you are a stockholder of record, you may change your vote or revoke your proxy by:

•	delivering to us (Attention: Corporate Secretary) at the address on the first page of this proxy statement a written notice of revocation of your proxy;

•	delivering to us an authorized proxy bearing a later date (including a proxy over the Internet); or

•	attending our annual meeting and voting in person.

Attendance at our annual meeting will not, by itself, revoke a proxy.

If your shares are held in the name of a bank, broker or other nominee, you may change your vote by submitting new voting instructions to your bank, broker or other nominee. Please note that if your shares are held of record by a bank, broker or other nominee, and you decide to attend and vote at our annual meeting, your vote in person at our annual meeting will not be effective unless you present a legal proxy, issued in your name from the record holder, your bank, broker or other nominee.

Q.	What constitutes a quorum?

A.	The presence at our annual meeting, either in person or by proxy, of holders of a majority of the aggregate number of shares of our issued and outstanding common stock entitled to vote shall constitute a quorum for the transaction of business at our annual meeting. Shares represented by properly completed proxy cards either marked “ABSTAIN” or “WITHHOLD AUTHORITY TO VOTE” or returned without voting instructions are counted as present for the purpose of determining whether a quorum is present. Also, if shares are held by banks, brokers or other nominees who are prohibited from exercising discretionary authority for beneficial owners who have not given voting instructions (“broker non-votes”), those shares will be counted as present for quorum purposes.

Q.	What vote is required to approve each matter to be considered at our annual meeting?

A.	Election of Directors. Our bylaws provide for a majority voting standard for the election of directors unless, as of the record date for the meeting, the number of nominees exceeds the number of directors to be elected at such meeting. Under our bylaws, where the number of nominees exceeds the number of directors to be elected at a meeting of stockholders for the election of directors, each director is to be elected by the affirmative vote of a plurality of the votes cast by the shares represented and entitled to vote at such meeting with respect to the election of such director. This means that the five candidates receiving the highest number of FOR votes will be elected. A properly executed proxy card marked WITHHOLD with respect to the election of a director nominee will be counted for purposes of determining if there is a quorum at our meeting but will not be considered to have been voted FOR or AGAINST the director nominee. An abstention or a broker non-vote on Proposal One will not have any effect on the election of directors.

IN COMPLETING THE PROXY, PLEASE MAKE SURE THAT YOU ONLY MARK “FOR” OR “WITHHOLD” WITH RESPECT TO FIVE DIRECTOR NOMINEES. If a stockholder properly submits a proxy that directs the proxy holder to vote “FOR” and/or “WITHHOLD” a vote with respect to more than five director nominees, the shares represented by such proxy will be counted as present for purposes of establishing a quorum and will be voted as directed on all matters other than the election of directors, and in the election of directors, “FOR” votes will be counted for up to five of the director nominees; any “WITHHOLD” votes for any director nominees will be treated as if neither “FOR” nor “WITHHOLD” had been marked for such nominees; and if there are more than five “FOR” votes for director nominees, then none of the votes will be counted in the election of directors.

Ratification of Appointment of Independent Registered Public Accounting Firm. The affirmative vote of the majority of the shares of our common stock present in person or represented by proxy and entitled to vote on the subject matter is required for approval. An abstention on Proposal Two will have the same effect as a vote against Proposal Two. A broker non-vote will not have any effect on Proposal Two and will not be counted.

Amendment to our Restated Certificate of Incorporation to Increase the Number of Authorized Shares of Our Common Stock. The affirmative vote of the majority of the outstanding shares of our common stock entitled to vote thereon is required for approval. An abstention on Proposal Three will have the same effect as a vote against Proposal Three. A broker non-vote will not have any effect on Proposal Three and will not be counted.

Amendment to the Biolase, Inc. 2002 Stock Incentive Plan. The affirmative vote of the majority of the shares of our common stock present in person or represented by proxy and entitled to vote on the subject matter is required for approval. An abstention on Proposal Four will have the same effect as a vote against Proposal Four. A broker non-vote will not have any effect on Proposal Four and will not be counted. Approval by stockholders of Proposal Four is conditioned upon approval of Proposal Three regarding the increase in authorized shares of our common stock.

Advisory Resolution on Executive Compensation. Proposal Five is being submitted to enable stockholders to approve, on an advisory basis, the compensation of the Company’s named executive officers. The affirmative vote of the majority of the shares of our common stock present in person or represented by proxy and entitled to vote on the subject matter is required for approval. An abstention on Proposal Five will have the same effect as a vote against Proposal Five. A broker non-vote will not have any effect on Proposal Five and will not be counted. Proposal Four is an advisory vote only, and, therefore, it will not bind the Company or our Board. However, our Board and the Compensation Committee will consider the voting results, as appropriate, when making future decisions regarding executive compensation.

Q.	What is the deadline for submitting a proxy?

A.	To ensure that proxies are received in time to be counted prior to the annual meeting, proxies submitted by Internet should be received by 11:59 p.m. Eastern Time on the day immediately prior to our annual meeting (or if our annual meeting is adjourned, by 11:59 p.m. Eastern Time on the day immediately prior to the date on which our annual meeting is reconvened), and proxies submitted by mail should be received prior to the start of our annual meeting.

Q.	What does it mean if I receive more than one proxy card?

A.	If you hold your shares in more than one account, you will receive a WHITE proxy card for each account. To ensure that all of your shares are voted, please complete, sign, date and return a WHITE proxy card for each account or use the WHITE proxy card for each account to vote by Internet. To ensure that all of your shares are represented at our annual meeting, we recommend that you vote every WHITE proxy card that you receive.

To ensure stockholders have our latest proxy information and materials to vote, our Board expects to conduct multiple mailings prior to the date of our annual meeting, each of which will include a WHITE proxy card regardless of whether or not you have previously voted. Only the latest-dated proxy you properly submit will be counted.

Q.	What happens if a stockholder submits a proxy that directs the proxy holder to vote “FOR” and/or “WITHHOLD” with respect to more than five director nominees?

A.

If a stockholder properly submits a proxy that directs the proxy holder to vote “FOR” and/or “WITHHOLD” a vote with respect to more than five director nominees, the shares represented by such proxy will be counted as present for purposes of establishing a quorum and will be voted as directed on all matters other than the election of directors, and in the election of directors, “FOR” votes will be counted for up to five of the director nominees; any “WITHHOLD” votes for any director nominees will be treated as if neither “FOR” nor “WITHHOLD” had been marked for such nominees; and if there are more than five “FOR” votes for director nominees, then none of the votes will be counted in the election of directors. PLEASE MAKE SURE THAT YOU ONLY MARK “FOR” OR “WITHHOLD” WITH RESPECT TO FIVE DIRECTOR NOMINEES.

Q.	Who is making this solicitation?

A.	This proxy solicitation is being made on behalf of our Board.

Q.	Whom can I contact if I have questions or need assistance in voting my shares?

A.	Please call MacKenzie Partners, Inc. (“MacKenzie”), the firm assisting us in the solicitation of proxies, at:

105 Madison Avenue

New York, New York, 10016

proxy@mackenziepartners.com

Call Collect: (212) 929-5500

or

Toll-Free: (800) 322-2885

Q.	Will a stockholder list be available for inspection?

A.	In accordance with Delaware law, a list of stockholders entitled to vote at our annual meeting will be available at our annual meeting, and for 10 days prior to our annual meeting, at BIOLASE, Inc., 4 Cromwell, Irvine, California 92618 between the hours of 8:00 a.m. and 5:00 p.m. Pacific Time.

RECENT DEVELOPMENTS

In early February 2014, Larry Feinberg, the managing member of Oracle Partners’ general partner, told Federico Pignatelli that he believed our Board needed more experienced directors. Messrs. Pignatelli and Feinberg agreed that Paul Clark and Jeffrey Nugent – two independent directors with previous experience – would be good additions to our Board. Mr. Pignatelli asked two directors – Alexander K. Arrow and Samuel Low – to resign so he could appoint Messrs. Clark and Nugent to fill the vacancies that would be created by their resignations. Drs. Arrow and Low agreed, and our Board held a telephonic meeting on February 28, 2014. On March 3, 2014, the Monday following the meeting, the Company issued a press release announcing that Drs. Arrow and Low had resigned on February 28, 2014 and that, on the same day, Messrs. Clark and Nugent had been appointed to our Board to fill the vacancies created by the resignations.

Mr. Pignatelli was quoted in the press release as saying he was “thrilled” by the new appointments. Then, after a majority of our Board made clear that they wanted Mr. Pignatelli to resign as Chief Executive Officer, Mr. Pignatelli asked Drs. Arrow and Low to rescind their resignations. Each purported to rescind his resignation on March 3, 2014. Then, on March 6, 2014, Mr. Pignatelli instructed someone at the Company to file a Form 8-K stating that our Board had appointed Messrs. Clark and Nugent and that as a result of these appointments, there were eight directors on our Board.

On March 11, 2014, Oracle Partners brought an action against the Company seeking a declaration that, among other things, our Board consisted of only six members (not eight) and Drs. Arrow and Low had resigned from our Board and been replaced by Messrs. Clark and Nugent. The same day, Oracle Partners issued a press release announcing its nomination of Messrs. Clark and Nugent, Frederic H. Moll (one of our directors since June 2013) and Eric Varma as candidates for election to our Board. One week prior, on March 4, 2014, Oracle Partners had sent a letter to the Company indicating its intention to nominate these candidates.

Following discovery and an expedited trial, the Delaware Court of Chancery held that (1) our Board was comprised of five directors, (2) Dr. Arrow’s resignation was effective and Mr. Clark was validly appointed and (3) Dr. Low’s resignation was ineffective and Mr. Nugent had not been validly appointed. The Delaware Supreme Court affirmed the Chancery Court’s decision. Mr. Pignatelli resigned as Chairman of the Board and Chief Executive Officer of the Company on June 12, 2014, the same date as the Delaware Supreme Court’s ruling. As the Delaware Supreme Court observed, the effect of the Chancery Court’s judgment was that there was a majority of our Board who had signaled their desire to remove Mr. Pignatelli as Chief Executive Officer.

On June 16, 2014, Mr. Clark was appointed Chairman of the Board, and Jeffrey M. Nugent was appointed as a director of the Company and our Acting Chief Executive Officer.

On June 26, 2014, our Board nominated each of Paul N. Clark, Dr. Frederic H. Moll, Jeffrey M. Nugent and James R. Talevich for election to our Board at our annual meeting. Although the Nominating and Corporate Governance Committee did not recommend the nomination of Mr. Pignatelli for election to our Board at our annual meeting, the Board resolved that, consistent with the Pignatelli Agreement, Mr. Pignatelli would be nominated (but not recommended) for election to our Board at our annual meeting.

On July 3, 2014, Mr. Pignatelli purported to provide notice of his intention to nominate five candidates (including himself) for election to our Board at our annual meeting. However, such notice failed to comply with the Company’s bylaws, because at the time that he provided such notice, while Mr. Pignatelli was a beneficial owner of our common stock, he did not have his holder of record provide such notice on his behalf.

On July 5, 2014, Oracle Partners, a stockholder of the Company that together with its affiliates beneficially owns 19.2% of the Company’s outstanding shares of common stock, provided notice of its intention to nominate Jonathan T. Lord, M.D. for election to our Board at our annual meeting. After receiving Oracle Partners’ notice of its intention to nominate Dr. Lord, the Nominating and Governance Committee reviewed Dr. Lord’s background and, based on Dr. Lord’s outstanding qualifications, recommended to our Board that our Board recommend that the Company’s stockholders vote to elect Dr. Lord to our Board. Based on the Nominating and Governance Committee’s recommendation as well as the familiarity of various directors with Dr. Lord’s reputation in the life sciences industry, our Board determined to recommend that the Company’s stockholders vote to elect Dr. Lord to our Board. No agreement was entered into between the Company, on the one hand, and Dr. Lord or Oracle Partners, on the other hand, and no consideration was received (or is to be received) by the Company or Oracle Partners in connection with Dr. Lord’s nomination.

On July 9, 2014, Oracle Partners stated in an SEC filing that it was withdrawing its March 4, 2014 nomination letter. The Company received a letter from Oracle Partners to such effect on July 15, 2014.

On July 21, 2014, Mr. Pignatelli filed a complaint in the Court of Chancery of the State of Delaware, naming the Company, Messrs. Clark, Nugent and Talevich and Dr. Moll as defendants. The complaint alleges, among other things, that (a) the slate of director nominees proposed by Mr. Pignatelli was valid, (b) certain members of our Board breached their fiduciary duties by rejecting Mr. Pignatelli’s slate, (c) the Company breached the Pignatelli Agreement, (d) the Company and certain members of the Board breached their implied duties of good faith and fair dealing by adopting a definition of “nominate” under the Pignatelli Agreement that is “nonsensical,” (e) the shares recently issued by the Company to certain investors in connection with the Company’s private placement announced on July 21, 2014 should not be allowed to vote at our annual meeting and (f) the Company’s recently enacted bylaw amendments, including the fee-shifting bylaw provision, are invalid. Mr. Pignatelli has sought expedited proceedings with respect to all of his claims other than the claims relating to the recently enacted bylaw amendments.

On July 24, 2014, the Chancery Court denied Mr. Pignatelli’s motion for expedited proceedings on all but one of his claims (the rejection of Mr. Pignatelli’s slate), and on July 29, 2014, Mr. Pignatelli filed a notice of voluntary dismissal of his July 21, 2014 complaint.

Dr. Nemoy, a current director who has not been nominated for re-election, did not return a completed questionnaire containing information needed by the Company in order to prepare this proxy statement. Accordingly, the information contained in this proxy statement with respect to Dr. Nemoy is based solely on our corporate records.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL ONE

ELECTION OF DIRECTORS

General

Our Board currently consists of six directors whose term of office expires at our annual meeting. Our bylaws provide that, effective as of the election of directors at our annual meeting, our Board will consist of no more than five directors.

At a meeting held on June 26, 2014, our Board nominated each of the Board Nominees (Paul N. Clark, Dr. Frederic H. Moll, Jeffrey M. Nugent and James R. Talevich) for election to our Board at our annual meeting and resolved that, consistent with the Pignatelli Agreement, Mr. Pignatelli (the Other Nominee) would be nominated for election to our Board at our annual meeting. All of the Board Nominees and the Other Nominee currently serve on our Board and, if elected, have agreed to serve until the 2015 Annual Meeting of Stockholders and until their successors have been duly elected and qualified or until their earlier resignation, removal or death.

Oracle Partners, a stockholder of the Company that together with its affiliates beneficially owns 19.2% of the Company’s outstanding shares of common stock, has provided notice of its intention to nominate Jonathan T. Lord, M.D. for election to our Board at our annual meeting.

In addition, Federico Pignatelli, a current member of our Board and the former Chairman and Chief Executive Officer of the Company, purported to provide notice of his intention to nominate five director candidates for election to our Board of directors at our annual meeting. However, such notice failed to comply with the Company’s bylaws, because at the time that he provided such notice, while Mr. Pignatelli was a beneficial owner of our common stock, he did not have his holder of record provide such notice on his behalf.

Each of the Board Nominees, the Oracle Nominee and the Other Nominee has consented to be named in this Proxy Statement and consented to serve if elected.

Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR each of the Board Nominees and Oracle’s Nominee.

The following table sets forth certain information regarding the Board Nominees, the Other Nominee and Oracle’s Nominee. The information regarding Oracle’s Nominee is from Oracle Partners’ notice of its intention to nominate Dr. Lord.

Name	Age	Principal Occupation and Business Experience	Director Since
Board Nominees
Paul N. Clark(1)(2)	67	Mr. Clark serves as Chairman of the Board and the Chairman of our Compensation Committee and Nominating and Corporate Governance Committee. From 2007 to 2013, Mr. Clark was an operating partner with, and remains a member of the Strategic Advisory Counsel of, Genstar Capital, LLC, a private equity firm that invests in middle-market companies. Previously, he served as Chairman, Chief Executive Officer and President of ICOS Corporation from 1999 to 2007. From 1984 to 1998, he worked at Abbott Laboratories (“Abbott”) as the President of the Pharmaceuticals Division, retiring as a member of the Abbott board of directors and Executive Vice President. Mr. Clark is currently a member of the board of directors of Agilent Technologies, Inc. and Catalent Pharma Solutions, Inc., and he is currently Chairman of Cerevast Therapeutics, Inc. Mr. Clark received a B.A. in finance from the University of Alabama and an M.B.A from Dartmouth College. Mr. Clark brings to our Board wide-ranging business and operational experience as well as his expertise in business transactions.	February 2014

Dr. Frederic H. Moll, M.D.(1)(3)	63	Dr. Moll has served as the Chairman of Auris Surgical Robotics, Inc., an ophthalmic robotics company, since June 2011 and has served as its Chief Executive Officer since August 2012. Dr. Moll co-founded Hansen Medical, Inc., a medical robotics company, in September 2002, served as its Chief Executive Officer through June 2010, and served on its board of directors through May 2012. In November 1995, Dr. Moll co-founded Intuitive Surgical, Inc., a medical device company, and served as its first Chief Executive Officer and, later, its Vice President and Medical Director until September 2003. In 1989, Dr. Moll co-founded Origin Medsystems, Inc., a medical device company, which later became an operating company within Guidant Corporation, a medical device company, following its acquisition by Eli Lilly and Company in 1992. Dr. Moll served as Medical Director of Guidant’s surgical device division until November 1995. Dr. Moll holds a B.A.	June 2013

Name	Age	Principal Occupation and Business Experience	Director Since
		from the University of California, Berkeley, an M.S. from Stanford University and an M.D. from the University of Washington School of Medicine. Dr. Moll provides our Board with medical technology expertise and significant knowledge of, and experience in, the medical device industry.

Jeffrey M. Nugent	67	Mr. Nugent has served as Acting Chief Executive Officer of the Company since June 2014. In December 2010, Mr. Nugent founded Precision Dermatology, Inc., a multi-channel skin care company, and he served as its President and Chief Executive Officer from December 2010 until it was acquired by Valeant Pharmaceuticals International, Inc. in February 2014. From 2008 until he founded Precision Dermatology, Inc., Mr. Nugent was Chairman and Chief Executive Officer of Ascension Orthopedics, a maker of joint replacement implants. From 1999 to 2002, he served as the President and Chief Executive Officer of Revlon, Inc. and as Worldwide President and Chief Executive Officer of Neutrogena Corporation from 1995 to 1999. He also served in a number of senior leadership positions at Johnson & Johnson from 1974 to 1994. He is currently a director of Sientra, Inc. Mr. Nugent holds an M.B.A. in Marketing and Finance from Loyola University in Chicago and a B.S. degree in Mathematics from St. Joseph’s College. Mr. Nugent provides our Board with extensive business operational experience and expertise in the building of companies.	June 2014

James R. Talevich(2)(3)	63	Mr. Talevich serves as the Chairman of our Audit Committee. He also serves as a director of Nova LifeStyle, Inc., a publicly-held international manufacturing company. Since 2009, Mr. Talevich has been a consultant and a private investor. Mr. Talevich was Chief Financial Officer of I-Flow Corporation, a publicly-held medical technology company, from 2000 to 2009. Prior to I-Flow, he served as Chief Financial Officer of Gish Biomedical, Inc., a publicly-held medical device company, from 1999 to 2000, and as Chief Financial Officer of Tectrix Fitness Equipment, Inc., a privately-held manufacturer of virtual reality fitness equipment, from 1995 to 1999. Mr. Talevich previously held financial management positions with Mallinckrodt Medical, Inc., Sorin Biomedical Inc. (Fiat S.p.A.), Pfizer Inc., SensorMedics Corporation, Baxter International Inc. and	December 2013

Name	Age	Principal Occupation and Business Experience	Director Since

		KPMG. Mr. Talevich holds a B.A. degree in physics from California State University, Fullerton, and an MBA from the UCLA Anderson School of Management. He is licensed as a Certified Public Accountant. Mr. Talevich brings to our Board his experience as a public company chief financial officer in the medical device and other industries and experience in dealing with finance and accounting matters.

Other Nominee
Federico Pignatelli	61	Mr. Pignatelli served as our Chief Executive Officer from August 2010 to June 2014, and as our Chairman of the Board from September 2010 to June 2014. Mr. Pignatelli previously served as our Chairman of the Board from 1994 until March 2006, at which point he became our Chairman Emeritus. Mr. Pignatelli served as our President from January 2008 until June 2010, and from November 2007 to January 2008, he served as interim Chief Executive Officer. He is the founder, and since 1992 has served as President, of Art & Fashion Group. Art & Fashion Group is a holding company of an array of businesses providing services to the advertising industry. Previously, Mr. Pignatelli was a Managing Director at Gruntal & Company, an investment banking and brokerage firm, and was a Managing Director of Ladenburg, Thalmann & Co., also an investment banking and brokerage firm. As described above, our Board resolved that, consistent with the Pignatelli Agreement, Mr. Pignatelli would be nominated for election to our Board at our annual meeting.	1991

Oracle’s Nominee
Jonathan T. Lord, M.D.	59	Since February 2013, Dr. Lord has served as a professor of pathology at the University of Miami’s Miller School of Medicine. From March 2012 to January 2013, Dr. Lord was the Chief Operating Officer of the Miller School and Uhealth-University of Miami Health System. From August 2011 to March 2012, Dr. Lord served as the Chief Innovation Officer at the University of Miami, Florida. From April 2009 to January 2010, Dr. Lord served as President and Chief Executive Officer of Navigenics, Inc., a privately held healthcare company. Since 2008, Dr. Lord has served on the board of directors of DexCom, Inc., a medical device company focused on the design, development and	N/A

Name	Age	Principal Occupation and Business Experience	Director Since
commercialization of continuous glucose monitoring systems, and he has served as its Chairman since May 2010. Dr. Lord previously served as a director of Stericycle, Inc., a publicly traded company, and MAKO Surgical Corp., a publicly traded company that was subsequently sold. Dr. Lord also serves or has served as a director of a number of private companies. Dr. Lord received a B.S. degree in chemistry and a M.D. degree from the University of Miami. Dr. Lord has also earned certificates in Governance and Audit from Harvard Business School.

(1)	Member of Compensation Committee
(2)	Member of Nominating and Corporate Governance Committee
(3)	Member of Audit Committee

Recommendation of Our Board

Our Board believes that it is important to ensure that our Board is comprised of highly qualified individuals who have relevant experience and are accomplished in their respective fields. Our Board also believes that it is important for the full Board to work together constructively with a focus on shareholder value and a duty to both the Company and to the interests of all of the Company’s stockholders. Our Board believes that the Board Nominees and Oracle’s Nominee meet these criteria.

FOR THESE REASONS, OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF MESSRS. CLARK, NUGENT AND TALEVICH, DR. MOLL AND DR. LORD.

CORPORATE GOVERNANCE

Board Role in Risk Oversight

Our Board takes an enterprise-wide approach to risk management that seeks to complement our organizational objectives, strategic objectives, long-term organizational performance and the overall enhancement of stockholder value. Our Board assesses and considers the risks we face on an ongoing basis, including risks that are associated with our financial position, our competitive position, the impact of our operations on our cost structure, our historical reliance on a small number of distributors, and our reliance on single source suppliers for some of our components. Our Board’s approach to risk management includes understanding the risks we face, analyzing them with the latest information available, and determining the steps that should be taken to manage those risks, with a view toward the appropriate level of risk for a company of our size and financial condition.

Certain committees of our Board actively manage risk within their given purview and authority. Our Audit Committee, for example, reviews our disclosure controls and our internal controls over financial reporting on a quarterly basis, including our overall risk assessment and our processes and procedures for assessing risks. In addition, our Compensation Committee, in setting performance metrics, creates incentives for our senior executives that encourage only an appropriate level of risk-taking that is commensurate with our Company’s short-term and long-term strategies and their attendant risks.

Board Composition and Qualifications

Each Board Nominee brings a strong and unique set of skills and background to our Board, and gives our Board as a whole substantial experience and competence in a wide variety of areas, including board of directors service, executive management, medical device, capital equipment, specialty healthcare, consumer products, sales and marketing, international operations, public accounting, corporate finance, risk assessment, and manufacturing.

Board Leadership Structure

Our Board currently consists of five non-management directors and our Acting Chief Executive Officer, Mr. Nugent. Mr. Clark, one of our independent directors, is Chairman of our Board. Our Board has no policy requiring that the positions of the Chairman of the Board and the Chief Executive Officer be separate or that they be occupied by the same individual. Our Board believes that this issue is properly addressed as part of the succession planning process and that it is in the best interests of the Company for our Board to determine whether to combine the positions from time to time, including when it elects a new permanent Chief Executive Officer.

Director Independence

Our Board has determined that Norman J. Nemoy (a director since July 2010 who has not been nominated for re-election at our annual meeting), former directors Erin S. Enright, Gregory E. Lichtwardt and Samuel B. Low and each of the Board Nominees other than Mr. Nugent are independent directors as defined by the listing standards of the NASDAQ Marketplace Rules (“NASDAQ Rules”) and the rules and regulations of the SEC. Mr. Pignatelli was determined to not be independent based on his service beginning in November 2007 as our interim Chief Executive Officer and based on his service, since January 2008, as our President, and as our Chief Executive Officer from September 2010 until June 2014, and Mr. Nugent was determined not to be independent based on his current service as our current Acting Chief Executive Officer.

Board Committees and Meetings

Our Board held seven meetings (including regularly scheduled and special meetings) during the year ended December 31, 2013. During 2013, each person currently serving as a director attended at least 75% of the aggregate of (i) the total number of meetings of our Board held during the period for which he was a director and (ii) the total number of meetings held by all committees of our Board on which such director served during the period for which he served. Although we have no policy with regard to director attendance at our annual meetings of stockholders, it is customary for, and we encourage, all of our directors to attend our annual meetings of stockholders. Two of our directors attended our 2013 annual meeting of stockholders.

Our Board has established three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Each committee operates pursuant to a written charter that has been approved by our Board. A copy of the current charter for each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee is available on our website at www.biolase.com.

Audit Committee. The Audit Committee currently consists of Mr. Talevich and Drs. Moll and Nemoy. Mr. Talevich serves as its chairman. Our Board has determined that Mr. Talevich qualifies as the “audit committee financial expert” under the SEC rules and meets the financial sophistication requirements of the NASDAQ Rules. Mr. Talevich is independent, as independence of audit committee members is defined in the NASDAQ Rules.

The primary responsibilities of the Audit Committee include, but are not limited to: (i) the appointment, compensation and oversight of the work of our independent auditor; (ii) reviewing the reports of the independent auditors regarding our accounting practices and systems of internal accounting controls, as applicable; (iii) reviewing our financial reports, our accounting and financial policies in general, and management’s procedures and policies with respect to our internal accounting controls; and (iv) reviewing the independence qualifications and quality controls of the independent auditor. The Audit Committee held eight meetings during 2013.

Compensation Committee. The Compensation Committee currently consists of Mr. Clark and Drs. Moll and Nemoy. Mr. Clark serves as its chairman. Each of the current members of the Compensation Committee qualifies as a “non-employee” director under SEC rules and regulations and as an “outside” director under the Internal Revenue Code, as amended (the “Code”).

The Compensation Committee’s primary responsibilities include, but are not limited to: (i) reviewing and developing our general compensation policies; (ii) reviewing and approving the compensation of our Chief Executive Officer and other executive officers, including salary, bonus, long-term incentive and equity compensation, and any other perquisites or special benefits; (iii) making awards under and acting as administrator of our equity incentive plans; (iv) overseeing administration of our other employee benefit plans; (v) making recommendations to our Board regarding director compensation; and (vi) producing an annual report on executive compensation for inclusion in our annual proxy statement. The charter for the Compensation Committee requires it to meet at least twice annually. The Compensation Committee held one meeting during 2013.

For compensation decisions relating to our executive officers other than our Chief Executive Officer, our Compensation Committee has historically considered the recommendations of our Chief Executive Officer, based on his assessment of each executive officer’s position and responsibilities, experience and tenure, his observations of each executive officer’s performance during the year and his review of competitive pay practices. Our Chief Executive Officer does not have a role in determining or recommending director compensation. When Mr. Pignatelli was our Chief Executive Officer, he regularly attended Compensation Committee meetings, but abstained from portions of meetings at the request of members of the Compensation Committee to enable it to freely consider issues related to the compensation of our Chief Executive Officer. The Compensation Committee has the sole authority to retain consultants and advisors as it may deem appropriate in its discretion, and the Compensation Committee has the sole authority to approve related fees and other retention terms.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee currently consists of Mr. Clark, Mr. Talevich and Dr. Nemoy. Mr. Clark serves as its chairman. The Nominating and Corporate Governance Committee is responsible for, among other things: (i) identifying individuals who are qualified to be members of our Board and selecting or recommending that our Board select the nominees for directorships; (ii) to the extent deemed appropriate by the committee, developing and recommending to our Board a set of corporate governance principles for the Company; (iii) establishing the criteria and procedures for selecting new directors; (iv) overseeing the process for evaluating our Board and management; and (v) reviewing and reassessing, at least annually, the adequacy of the Nominating and Corporate Governance Committee, including the compliance of the committee with its charter. The Nominating and Corporate Governance Committee held four meetings during 2013.

The Nominating and Corporate Governance Committee considers candidates for membership to our Board suggested by its members and our other Board members, as well as by our management and stockholders. The Nominating and Corporate Governance Committee may also retain a third-party executive search firm to identify candidates. All recommendations submitted by stockholders should be submitted to the Nominating and Corporate Governance Committee to the attention of the Corporate Secretary. The stockholder must submit a detailed resume of the candidate and an explanation of the reasons why the stockholder believes this candidate is qualified for service on our Board. The stockholder must also provide such other information about the candidate that would be required by the SEC rules to be included in a proxy statement. In addition, the stockholder must include the consent of the candidate and describe any relationships, arrangements or undertakings between the stockholder and the candidate regarding the nomination or otherwise. The stockholder must also submit proof of stockholdings in the Company. All communications are to be directed to the Chairperson of the Nominating and Corporate Governance Committee, to the attention of the Corporate Secretary, BIOLASE, Inc., 4 Cromwell, Irvine, California 92618. A stockholder wishing to formally nominate a director for election at a stockholder meeting must comply with the provisions in the Company’s bylaws addressing stockholder nominations of directors.

The Nominating and Corporate Governance Committee focuses on the following criteria in determining whether a candidate is qualified to serve on our Board: (i) personal and professional integrity, ethics and values; (ii) experience in corporate management, such as serving as an officer or former officer of a publicly held company; (iii) experience in the Company’s industry and with relevant social policy concerns; (iv) experience as a board member of another publicly held company; (v) academic expertise in an area of the Company’s operations; (vi) practical and mature business judgment; (vii) whether the candidate has the time required for preparation, participation and attendance at meetings; and (viii) requirements relating to Board and Board committee composition under applicable law and NASDAQ Rules. The Nominating and Corporate Governance Committee, and our Board, may also consider the overall diversity of our Board when making a determination on qualification for service on our Board to ensure that our Board is able to represent the best interests of all of our stockholders and to encourage innovative solutions and viewpoints by considering background, education, experience, business specialization, technical skills and other factors with respect to a particular candidate, as compared to composition of our Board at a given time. The Nominating and Corporate Governance Committee does not have a specific policy with regard to the consideration of director candidates recommended by stockholders, because the Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders on the same basis that it evaluates other nominees for director.

Stockholder Communications

Any stockholder who wishes to communicate with our Board or any individual director may send written communications to our Board or such director c/o Corporate Secretary, BIOLASE, Inc., 4 Cromwell, Irvine, California 92618. The communication must include the stockholder’s name, address and an indication that the person is our stockholder. The Corporate Secretary will review any communications received from stockholders and will forward such communications to the appropriate director or directors, or committee of our Board, based on the subject matter.

Section 16(a) Beneficial Ownership Reporting Compliance

The members of our Board, executive officers and beneficial holders of more than ten percent of the outstanding shares of our common stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) which requires them to file reports with respect to their ownership of our securities. To our knowledge, based solely upon the copies of Section 16(a) reports and written representations which we received from such persons for their 2013 fiscal year transactions in our common stock and their common stock holdings, we believe that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by our directors, executive officers and greater than ten percent beneficial owners.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics. This code of ethics applies to our directors, executive officers and employees. This code of ethics is publicly available in the corporate governance section of the stockholder relations page of our website located at http://www.biolase.com/Pages/Investors and in print upon request to the Secretary at BIOLASE, Inc., 4 Cromwell, Irvine, California, 92618. If we make amendments to the code of ethics or grant any waiver that we are required us to disclose, we will disclose the nature of such amendment or waiver on our website.

DIRECTOR COMPENSATION

The following table sets forth all compensation earned or paid to our directors during the year ended December 31, 2013. Mr. Pignatelli, our former Chief Executive Officer and Chairman of the Board, did not earn additional Board fees for his services as a director in 2013. Dr. Arrow did not earn Board fees for his services as a director from June 6, 2013 through December 31, 2013 after becoming our President and Chief Operating Officer.

Name	Board Fees Paid in Cash ($)(1)		Option Awards ($)(2)	Other Compensation ($)		Total ($)
Erin S. Enright(10)	$11,125	(3)	75,952	$0		$87,077
Gregory E. Lichtwardt(10)	20,375	(4)	42,655	0		63,030
Samuel B. Low, D.D.S.(10)	0	(5)	28,025	22,415	(6)	50,440
Frederic H. Moll, M.D.	0	(7)	124,237	0		124,237
Norman J. Nemoy, M.D.	26,000	(8)	42,655	0		68,655
James R. Talevich	0	(9)	28,025	0		28,025

(1)	Our non-employee directors were paid a $42,000 annual retainer. The chairmen of the Audit and Compensation Committees were paid an additional annual fee of $5,000 and committee members were paid an additional annual fee of $2,500. The chairman of the Nominating and Corporate Governance Committee was paid an additional annual fee of $3,000 and committee members were paid an additional annual fee of $1,500. Directors were permitted to elect to receive their annual retainers and additional fees for serving on any Board committees or as a chairman of a committee in the form of options instead of cash. Directors are reimbursed for reasonable travel and lodging expenses incurred by them in attending Board and committee meetings.
(2)	Amounts reported reflect the aggregate grant date fair value of options granted to our directors for the current fiscal year. These amounts do not reflect actual payments made to our directors. There can be no assurance that the full grant date fair value will ever be realized by any director. At our 2013 annual meeting of stockholders, our non-employee directors were automatically granted options to acquire 20,000 shares of our common stock upon election or re-election on our annual meeting date. We refer to the program under which such grants are made upon election or appointment as the “Automatic Option Grant Program.” Under the Automatic Option Grant Program, during 2013, newly appointed directors were granted options to acquire 20,000 shares of our common stock upon appointment, plus an additional number of options equal to the product of 1,250 and one plus the number of whole calendar months that will have elapsed between the date of appointment and the anticipated date of the next annual meeting.
(3)	Reflects compensation paid to Ms. Enright in her capacity as a director from June 7, 2013 until her resignation on December 4, 2013. Ms. Enright served as a member of the Audit Committee.
(4)	Reflects compensation paid to Mr. Lichtwardt in his capacity as a director from January 1, 2013 until his resignation on December 4, 2013. Mr. Lichtwardt served as a member of the Audit and Compensation Committees, including chairman of the Audit Committee from June 6, 2013 until his resignation.
(5)	Dr. Low was appointed as a director on December 10, 2013, and served as a member of the Audit Committee until his resignation on February 28, 2014.
(6)	Fees paid to Dr. Low for consulting services.
(7)	Dr. Moll was appointed as a director on June 7, 2013, and served as a member of the Audit, Compensation, and Nominating and Corporate Governance Committees.
(8)	Dr. Nemoy served as a member of the Audit, Compensation, and Nominating and Corporate Governance Committees and became the chairman of the Audit and Nominating and Corporate Governance Committees effective June 6, 2013.
(9)	Mr. Talevich was appointed as a director on December 10, 2013, and serves as the chairman of the Audit Committee.
(10)	Former director of the Company.

The following table sets forth the aggregate grant date fair value of each stock option grant awarded to our non-employee directors in 2013.

Director	Grant Date	Exercise Price	Number of Shares Underlying Options Originally Granted	Aggregate Grant Date Fair Value
Erin S. Enright	June 7, 2013(1)	$4.07	35,000	$75,952
Gregory E. Lichtwardt	June 6, 2013(2)	4.00	20,000	42,655
Samuel B. Low, D.D.S.	December 10, 2013(3)	1.73	27,500	28,025
Frederic H. Moll, M.D.	June 7, 2013(1)	4.07	57,250	124,237
Norman J. Nemoy, M.D.	June 6, 2013(2)	4.00	20,000	42,655
James R. Talevich	December 10, 2013(3)	1.73	27,500	28,025

(1)	On June 7, 2013, Dr. Moll and Ms. Enright received 35,000 options to acquire shares of stock under the Automatic Option Grant Program. Dr. Moll also received 22,250 options to acquire shares of stock in lieu of his $42,000 annual retainer and $2,500 fee for service of the Compensation Committee.
(2)	On June 6, 2013, Dr. Nemoy and Mr. Lichtwardt received 20,000 options to acquire shares of stock under the Automatic Option Grant Program.
(3)	On December 10, 2013, Dr. Low and Mr. Talevich received 27,500 options to acquire shares of stock under the Automatic Option Grant program.

The grant date fair value for the December 10, 2013 option grants to Dr. Low and Mr. Talevich was $1.02, which was determined using the Black-Scholes option valuation model with the following assumptions: market price of $1.73, exercise price of $1.73, expected volatility of 84.7%, risk free interest rate of 1.46%, expected option life of 3.6 years, and an expected dividend yield of 0%.

The grant date fair value for the June 7, 2013 option grants to Dr. Moll and Ms. Enright was $2.17, which was determined using the Black-Scholes option valuation model with the following assumptions: market price of $4.07, exercise price of $4.07, expected volatility of 75.3%, risk free interest rate of 1.10%, expected option life of 3.6 years, and an expected dividend yield of 0%.

The grant date fair value for the June 6, 2013 option grants to Dr. Nemoy and Mr. Lichtwardt was $2.13, which was determined using the Black-Scholes option valuation model with the following assumptions: market price of $4.00, exercise price of $4.00, expected volatility of 75.3%, risk free interest rate of 1.01%, expected option life of 3.6 years, and an expected dividend yield of 0%.

Under the Automatic Option Grant Program individuals who are appointed or elected to our Board as a non-employee director at an annual meeting of stockholders are automatically granted an option to purchase 20,000 shares of our common stock. In addition, under the Automatic Option Grant Program newly appointed non-employee directors are automatically granted an option to purchase the number of shares of our common stock equal to the sum of (a) 20,000 and (b) the product of (i) 1,250 and (ii) one plus the number of whole calendar months that will have elapsed between the date of appointment to our Board and the anticipated date of the next annual meeting of stockholders. On July 15, 2014, the Compensation Committee approved a change to our director compensation program such that, beginning with our 2014 annual meeting of stockholders, director annual compensation will consist of equity awards valued at $80,000. 75% of the value of such equity awards will be delivered as options to purchase shares of our common stock and 25% of the value of such equity awards will be delivered as restricted stock units. Such options to purchase shares of our common stock will be granted pursuant to and in accordance with the Automatic Option Grant Program until the limit of such automatic grants is reached. Directors will no longer receive cash compensation.

Each annual option grant vests over one year in equal quarterly increments, with the first vesting date occurring three months after the date of grant, except in the case of initial option grants for non-employee directors, which vest in monthly installments upon the non-employee director’s completion of each month of service as a non-employee director measured from the option grant date. Vesting is accelerated in full if certain changes in control or ownership occur or if the optionee dies or becomes disabled while serving as a director. Each option has an exercise price per share equal to the closing sale price of our common stock on the date of grant and has a maximum term of ten years, subject to earlier termination on the first anniversary of the director’s cessation of our Board service for any reason. Each automatic option is immediately exercisable for all of the option shares and the director would receive unvested shares for each unvested option exercised. However, any unvested shares are subject to repurchase by us, at the lower of the exercise price paid per share or the fair market value per share (determined at the time of repurchase), should the director cease Board service prior to vesting of those shares.

The following table sets forth the number of shares underlying outstanding stock options (vested and unvested) held by each of our current and former non-employee directors as of December 31, 2013. Our directors did not hold any unvested shares of restricted stock as of December 31, 2013.

Director	Shares Underlying Options Outstanding at Fiscal Year End
Alexander K. Arrow, M.D.	474,500	(1)(2)
Erin Enright	8,750	(3)
Gregory E. Lichtwardt	115,750	(3)
Sam Low, D.D.S.	27,500	(2)
Frederic H. Moll, M.D.	57,250
Norman J. Nemoy, M.D.	153,500
James R. Talevich	27,500

(1)	Includes 350,000 options granted to Dr. Arrow on June 6, 2013 as President and Chief Operating Officer.
(2)	Drs. Arrow and Low resigned as directors on February 28, 2014.
(3)	Ms. Enright and Mr. Lichtwardt resigned as directors on December 4, 2013.

COMPENSATION DISCUSSION AND ANALYSIS

This compensation discussion and analysis section discusses the compensation policies and programs for our named executive officers, which consist of: Federico Pignatelli, our former Chairman of the Board and Chief Executive Officer, effective from September 30, 2010 until his resignation on June 12, 2014; Alexander K. Arrow, M.D., our President and Chief Operating Officer, effective June 6, 2013; Frederick D. Furry, our Chief Financial Officer, effective November 30, 2010; Dmitri Boutoussov, our Vice President of Engineering and Chief Technology Officer; and Michael Stevens, our Director of Professional Relations and a Territory Sales Manager, who resigned on May 1, 2014. The Compensation Committee of our Board of Directors is primarily responsible for overseeing the development and administration of the total compensation program for corporate officers and key executives, and administering our executive incentive bonus and stock plans.

Compensation Objectives

It is important that we employ energetic people who are enthusiastic about our mission and our products, and we believe this must start at the top with our executive officers who set an example for the entire company. We are engaged in a very competitive industry, and our success depends upon our ability to attract and retain qualified executive officers by offering them competitive compensation packages. Our compensation programs for our executive officers are designed to attract and retain such key executive officers, and to reward them in a fashion commensurate with our corporate performance and the value created for our stockholders. Our compensation programs also support our short-term and long-term strategic goals and values and reward the individual contributions of our executive officers to our success.

Our policy is to provide our executive officers with competitive compensation opportunities that reward their contribution to our financial success and individual performance, while providing financial stability and security. Accordingly, the compensation package for executive officers is mainly comprised of the following compensation elements: (1) a base salary, designed to be competitive with salary levels in the industry and to reflect individual performance; (2) an annual discretionary bonus payable in cash and based on the review of certain annual financial and other performance measures, which supports our short-term performance; (3) where appropriate, long-term stock-based incentive awards, which support our long-term performance and are designed to strengthen the mutual interests between our executive officers and our stockholders; and (4) in some cases severance payments and other benefits payable upon termination of an officer’s employment by us without cause or by our officer for good reason, including following a change of control of us, which promotes executive retention and efforts toward the best interests of the stockholders in the event of an actual or threatened change of control of us. We believe that each of these elements and their combination supports our overall compensation objectives.

Determination of Compensation Awards

The Compensation Committee determines the compensation to be paid to our executive officers. The Compensation Committee periodically reviews the total compensation levels and the distribution of compensation among the compensation elements identified above for each of our executive officers. The Compensation Committee determines the total compensation levels for our executive officers by considering each executive officer’s position and responsibilities, the individual’s performance of his job-related duties and responsibilities and our financial performance, in the context of our compensation policies and objectives and competitive market data applicable to each executive officer’s position. Our approach is to consider competitive compensation practices as a relevant factor rather than establishing compensation at specific benchmark percentiles. This enables us to respond to dynamics in the labor market and provides us with flexibility in maintaining and enhancing our executive officers’ engagement, focus, motivation and enthusiasm for our future.

The principal factors that were taken into account in establishing each executive officer’s compensation package for 2013 are described below. The Compensation Committee may in its discretion apply entirely different factors, such as different measures of financial performance, for future years.

In addition, the Compensation Committee periodically reviews peer group data. The Compensation Committee believes that our most direct competitors for executive talent include significantly larger and better-capitalized companies in the medical device industry, comprising a broader range of companies than those with which we usually are compared for purposes of stock performance.

Components of Compensation

During the 2013 fiscal year, our executive officers’ compensation was composed of base salary, annual incentive bonuses, equity compensation, certain perquisites, and, in one case, a potential severance payment payable upon certain events, including a qualifying termination of the executive officer’s employment subsequent to a change of control of the Company.

The Compensation Committee monitors the results of the annual advisory “say-on-pay” proposal and incorporates such results as one of many factors considered in connection with the discharge of its responsibilities, although no such factor is assigned a quantitative weighting. Because a substantial majority of our stockholders approved the compensation program described in our proxy statement in 2013, the Compensation Committee did not implement changes to our executive compensation program as a result of the stockholder advisory vote.

Base Salaries

Our executive officers’ base salaries are assessed annually by the Compensation Committee, taking into account each officer’s position and responsibilities, including accomplishments and contributions, experience and tenure. In addition, the Compensation Committee considered the stockholders’ previous approval, on an advisory basis, the compensation of the Company’s named executive officers, as well as the Company’s recent performance and current market conditions.

Mr. Pignatelli. In August 2010 Mr. Pignatelli was appointed to the position of Acting Chief Executive Officer at an annual salary of $1.00. Mr. Pignatelli was appointed our permanent Chief Executive Officer on September 30, 2010 and continued to receive a symbolic annual cash salary of $1.00 until his resignation on June 12, 2014.

Dr. Arrow. Dr. Arrow’s current annual base salary was set, at the time of his hire as our President and Chief Operating Officer on June 6, 2013, at $250,000. His base salary was negotiated and was based on comparable market data, and our compensation goals and objectives.

Mr. Furry. Mr. Furry’s annual base salary was increased from $195,000 to $220,000 on December 14, 2013. His base salary was negotiated and was based on comparable market data, and our compensation goals and objectives.

Mr. Boutoussov. Mr. Boutoussov’s annual base salary is $250,000. His base salary was negotiated and was based on comparable market data, and our compensation goals and objectives.

Mr. Stevens. Mr. Stevens was our Director of Professional Relations and a Territory Sales Manager until he resigned on May 1, 2014. His base salary of $90,000 was negotiated and was based on comparable market data, and our sales compensation goals and objectives.

Annual Bonuses

Our annual bonuses have been historically intended to reward accomplishment of our overall short-term corporate performance and objectives for a fiscal year.

Mr. Pignatelli. Pursuant to his request, Mr. Pignatelli was not eligible to receive any annual bonus for 2011, 2012, or 2013.

Dr. Arrow. Dr. Arrow joined us in June 2013 as President and Chief Operating Officer and is eligible to receive a bonus based upon achieving certain financial and operational metrics as may be established from time to time by the Compensation Committee. No bonus was paid to, or accrued for, Dr. Arrow for the year ended December 31, 2013.

Mr. Furry. No formal annual bonus opportunity was set for Mr. Furry in 2011, 2012, or 2013. Mr. Furry received a discretionary bonus of $10,000 in May 2013.

Mr. Boutoussov. No formal annual bonus opportunity was set for Mr. Boutoussov in 2011, 2012, or 2013. Mr. Boutoussov earned a bonus of $70,000 in 2011.

Mr. Stevens. No formal annual bonus opportunity was set for Mr. Stevens in 2011, 2012, or 2013. No bonus was paid to, or accrued for, Mr. Stevens for the year ended December 31, 2013.

Stock-Based Incentive Awards

Stock-based incentives are designed to align the interests of our executive officers with those of our stockholders and provide each individual with a significant incentive to manage us from the perspective of an owner with an equity stake in the business. Stock options allow the officers to acquire shares of our common stock at a fixed price per share (which is at least the closing sale price of our stock on the grant date) over a specified period of time. Stock options generally become exercisable in a series of installments over either a three- or four-year period, contingent upon the officer’s continued employment with us. Accordingly, stock options provide a return to the executive officer only if he remains employed by us during the vesting period, and then only if the market price of the shares appreciates over the option term. As such, stock options not only reward our corporate performance but are also a key retention tool. The size of the option grant to each executive officer, including any grant considered for the Chief Executive Officer and our other named executive officers, is set at a level that is intended to create a meaningful opportunity for stock ownership based on the individual’s position with us, the individual’s performance of his job related duties and responsibilities in recent periods and his or her potential for future responsibility and promotion over the option term. The Compensation Committee also takes into account the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. The weight given to each of these factors varies from individual to individual.

Mr. Pignatelli. Options to acquire 35,000 shares of our common stock at an exercise price of $5.34 and 100,000 shares of our common stock at an exercise price of $2.58 were granted to Mr. Pignatelli in May 2011 and December 2011, respectively, in his capacity as an officer of the Company. The May 2011 stock option vested and became exercisable immediately. The December stock option originally was to vest and become exercisable over forty-eight equal monthly installments commencing December 23, 2011, subject to Mr. Pignatelli’s continued employment with us. In March 2012, the unvested shares were accelerated and subsequently exercised for cash. On November 8, 2012, Mr. Pignatelli was granted stock options to acquire 100,000 shares at an exercise price of $2.50, which options vested and became exercisable over twelve equal monthly installments commencing November 8, 2012. The Compensation Committee considered these grants as necessary and appropriate for Mr. Pignatelli’s services. No options were granted to Mr. Pignatelli in 2013.

Dr. Arrow. At the time of his hire on June 6, 2013, Dr. Arrow was granted options to acquire 350,000 shares of our common stock at an exercise price of $4.00 per share. The June 2013 option shall vest and be exercisable over 16 equal quarterly installments beginning on June 6, 2014, subject to Dr. Arrow’s continued employment with us. The June 2013 option has a seven year life and contains certain change in control language. The Compensation Committee considered this grant as necessary and appropriate for Dr. Arrow’s services.

Mr. Furry. Options to acquire 47,500 shares of our common stock at an exercise price of $2.58 were granted to Mr. Furry in December 2011 and options to acquire 50,000 shares of our common stock at an exercise price of $5.00 were granted to Mr. Furry in March 2013. The December 2011 stock option vests and becomes exercisable over forty-eight equal monthly installments commencing December 23, 2011 and the March 2013 stock option vests and becomes exercisable over forty-eight equal monthly installments commencing March 23, 2013, both subject to Mr. Furry’s continued employment with us. The Compensation Committee considered these grants as necessary and appropriate for Mr. Furry’s services. No options were granted to Mr. Furry in 2012.

Mr. Boutoussov. Options to acquire 50,000 shares of our common stock at an exercise price of $5.00 were granted to Mr. Boutoussov in March 2013. The March 2013 stock option vests and becomes exercisable over forty-eight equal monthly installments commencing March 23, 2013, subject to Mr. Boutoussov’s continued employment with us. The Compensation Committee considered this grant as necessary and appropriate for Mr. Boutoussov’s services. No options were granted to Mr. Boutoussov in 2011 or 2012.

Mr. Stevens. No options were granted to Mr. Stevens in 2011, 2012, or 2013.

Policies with Respect to Equity Compensation Award Determinations

We do not time the award of stock option grants in advance of material announcements in order to achieve lower exercise prices. In the past, we have not granted any equity compensation awards other than stock options. Our policy is that stock options are granted with an exercise price equal to or greater than the closing price of our common stock on the date of grant, and that all option grants are approved in advance of or on the date of the grant. The Secondary Stock Option Committee (consisting of our Chief Executive Officer and Chief Financial Officer) is delegated authority by our Board to approve stock option grants in an amount not to exceed 12,000 shares per person and only for newly-hired employees and in compliance with the express terms and conditions of our 2002 Stock Incentive Plan. For stock option grants to new employees, our policy is that they be issued on, and receive an exercise price equal to or greater than the closing stock price of our common stock on such employee’s start date, presuming that the award was pre-approved by the Secondary Stock Option Committee. Grants to employees that exceed 12,000 shares are first reviewed with our Board or the Compensation Committee. The Chief Executive Officer must review these grants at least semiannually with the Compensation Committee.

Perquisites and Other Benefits

The Company does not generally provide any perquisites, except for a car allowance that is provided to Mr. Stevens in connection with his Territory Sales Manager role.

Severance and Change of Control Arrangements

Messrs. Furry and Boutoussov and Dr. Arrow are employed by the Company on an “at will” basis, and they do not have any employment agreements or severance provisions. Each of Mr. Pignatelli and Mr. Stevens was employed on an “at will” basis prior to his resignation on June 12, 2014 and May 1, 2014, respectively. Certain of Dr. Arrow’s options immediately vest and become exercisable in the event of a qualifying termination of employment following a change in control of the Company. Mr. Boutoussov has an agreement that provides certain benefits in the event of a qualifying termination of employment following a change in control of the Company. Prior to his resignation on May 1, 2014, Mr. Stevens also had an agreement that provided certain benefits in the event of a qualifying termination of employment following a change in control of the Company. As of December 31, 2013, Mr. Boutoussov’s and Mr. Stevens’ change in control benefits totaled approximately $273,000 and $117,000, respectively, which represented one year of salary and certain medical and dental benefits. Messrs. Pignatelli and Furry do not have any change in control agreements with the Company.

Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers to the extent that such compensation exceeds $1.0 million per covered officer in any fiscal year. The limitation applies only to compensation that is not considered to be performance-based. Nonperformance-based compensation paid to our executive officers for the 2013 fiscal year did not exceed the $1.0 million limit per officer, and we do not expect the nonperformance-based compensation to be paid to our executive officers for the 2014 fiscal year to exceed that limit. Our option grants under our 2002 Stock Incentive Plan are intended to qualify as performance-based compensation.

There are certain circumstances under which our Board and Compensation Committee may decide to exceed the deductibility limit imposed under Section 162(m) or to otherwise pay non-deductible compensation. These circumstances may include maintaining a competitive salary for a named executive officer position or attracting highly qualified executives to join us and to promote their retention with compensation that is not performance based as part of their initial employment offers. Because it is unlikely that the cash compensation payable to any of our executive officers in the foreseeable future will approach the $1.0 million limit, we do not expect to take any action to limit or restructure the elements of cash compensation payable to our executive officers so as to qualify that compensation as performance-based compensation under Section 162(m). We will reconsider this decision should the individual cash compensation of any executive officer ever approach the $1.0 million level.

Compensation Committee Interlocks and Insider Participation

None of the current members of the Compensation Committee was an officer or employee of the Company during the year ended December 31, 2013, or in any prior year, and none of the members of the committee had any relationship requiring disclosure under Item 404 of Regulation S-K. There were no Compensation Committee interlocks as described in Item 407(e)(4) of Regulation S-K.

COMPENSATION COMMITTEE REPORT

The Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis included in the Company’s 2013 Annual Report on Form 10-K, and based on its review and discussions, the Compensation Committee recommended to the Board of Directors that such Compensation Discussion and Analysis be included in the Company’s 2013 Annual Report on Form 10-K. In addition, the Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth above, and based on its review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis set forth above be included in this Proxy Statement for the 2014 Annual Meeting of Stockholders.

Submitted by the Compensation Committee of our Board:

Norman J. Nemoy, Chairman
Paul N. Clark Frederic H. Moll

Date: July 13, 2014

The foregoing Compensation Committee Report is not “soliciting material,” is not deemed “filed” with the SEC, and shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing of ours under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent we specifically incorporate this report by reference.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows compensation information for each of our named executive officers (“NEOs”):

Name and Principal Position	Year	Salary ($)		Bonus ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)		Total ($)
Federico Pignatelli	2013	$1	(2)	$0	$0	$0		$0		$1
Former Chief Executive	2012	1	(2)	0	83,448	0		1,000		84,449
Officer & Former Chairman of the Board	2011	1	(2)	0	323,069	0		0		323,070
Alexander K. Arrow, M.D.	2013	131,832		0	746,462	0		13,750	(3)	892,044
President and Chief Operating Officer
Frederick D. Furry	2013	195,402		10,000	118,137	0		0		323,539
Chief Financial Officer	2012	181,824		0	0	0		0		181,824
	2011	180,156		0	89,614	0		0		269,770
Dmitri Boutoussov	2013	250,000		0	118,137	0		0		368,137
Vice President of Engineering & Chief Technology Officer	2011	239,583		70,000	0	0		0		309,583
Michael Stevens	2013	90,004		0	0	235,502	(4)	15,515		341,021
Former Director of Territory Relations & Territory Sales Manager	2011	94,000		0	0	149,372	(4)	5,400		248,722

(1)	The dollar amounts in this column reflect the aggregate grant date fair value of options granted to our NEOs for each of the applicable fiscal years. See Note 2 to our audited financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 for a description of the assumptions underlying the calculation of grant date fair value. These amounts do not reflect actual payments made to our NEOs. There can be no assurance that the full grant date fair value will ever be realized by any NEO.
(2)	Mr. Pignatelli voluntarily agreed to an annual cash salary of $1.00 for the years ended December 31, 2013, 2012, and 2011.
(3)	Dr. Arrow’s other compensation for the year ended December 31, 2013 consists of fees paid to Dr. Arrow for his services as a non-employee director prior to becoming our President and Chief Operating Officer in June 2013. Dr. Arrow served as chairman of the Audit and Compensation Committees and member of the nominating and Corporate Governance Committee while a non-employee director from January 1, 2013 through June 5, 2013.
(4)	Paid sales commissions.

Grants of Plan-Based Awards in 2013

The following table presents information regarding annual incentive bonus awards and equity incentive awards granted to the named executive officers during 2013.

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (1)(#)	Exercise or Base Price of Option Awards (2)($)	Grant Date Fair Value of Option Awards (3)($)
Federico Pignatelli	N/A	N/A	N/A	N/A
Former Chief Executive Officer & Former Chairman of the Board
Alexander K. Arrow, M.D.	June 6, 2013	350,000	4.00	746,462
President & Chief Operating Officer
Frederick D. Furry	March 23, 2013	50,000	5.00	118,137
Chief Financial Officer
Dmitri Boutoussov	March 23, 2013	50,000	5.00	118,137
Vice President of Engineering & Chief Technology Officer
Michael Stevens	N/A	N/A	N/A	N/A
Former Director of Territory Relations & Territory Sales Manager

(1)	Amounts shown in this column represent stock options granted in 2013, as described under the caption “Compensation Discussion and Analysis — Stock Based Incentive Awards.”
(2)	Each option grant has an exercise price equal to, or greater than, the closing stock price of common stock at the time of grant.
(3)	The grant date fair value for the June 6, 2013 option grant was $2.13, and was determined using the Black-Scholes option valuation model with the following assumptions: market price of $4.00, exercise price of $4.00, expected volatility of 75.3%, risk free interest rate of 1.01%, expected option life of 3.6 years, and an expected dividend yield of 0%. The grant date fair value for the March 23, 2013 option grants was $2.36, and was determined using the Black-Scholes option valuation model with the following assumptions: market price of $4.00, exercise price of $5.00, expected volatility of 92.7%, risk free interest rate of 0.80%, expected option life of 3.7 years, and an expected dividend yield of 0%.

Outstanding Equity Awards at Fiscal Year-End 2013

The following table sets forth summary information regarding the outstanding equity awards held by each of our named executive officers at December 31, 2013. During the years ended December 31, 2013, 2012, and 2011, other than options we did not grant equity awards to our named executive officers.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Federico Pignatelli	30,000	(1)	0	11.96	5/26/14
Former Chief Executive Officer & Former Chairman of the Board	30,000	(1)	0	5.81	11/15/15
	30,000	(1)	0	10.40	4/20/16
	15,000	(1)	0	5.94	5/16/17
	35,000		0	5.34	5/5/16	(2)
	100,000		0	2.50	11/8/17	(2)
Alexander K. Arrow, M.D.	35,000	(3)	0	1.77	11/4/15	(4)
President & Chief Operating Officer	21,000	(3)	0	5.34	5/5/16	(4)
	0		350,000	4.00	6/6/20
	28,500	(3)	0	1.15	7/19/20	(4)
	20,000	(3)	0	5.34	5/5/21	(4)
	20,000	(3)	0	2.56	5/10/22	(4)
Frederick D. Furry	150,000		0	2.00	11/30/15
Chief Financial Officer	23,750		23,750	2.58	12/23/18
	12,500		37,500	5.00	3/23/18
Dmitri Boutoussov	20,000		0	14.06	6/8/14
Vice President Engineering & Chief Technology Officer	25,000		0	8.33	11/19/14
	5,000		0	6.66	12/2/15
	123,000		0	2.00	12/22/15
	20,000		0	8.46	12/20/16
	75,000		0	4.00	12/17/17
	12,500		37,500	5.00	3/23/18
Michael Stevens	500		0	8.52	8/11/14	(5)
Former Director of Professional Relations & Territory Sales Manager	500		0	6.31	10/20/14	(5)
	5,000		0	7.14	6/1/15	(5)
	10,000		0	6.66	12/2/15	(5)
	6,189		0	2.00	12/22/15	(5)
	5,000		0	7.19	1/23/16	(5)
	10,000		0	4.00	12/12/17	(5)

(1)	Options held by Mr. Pignatelli that were granted to him as part of his director compensation.
(2)	As a result of his resignation as Chief Executive Officer on June 12, 2014, Mr. Pignatelli’s employee options expire on September 10, 2014.
(3)	Options held by Dr. Arrow that were granted to him as part of his director compensation.
(4)	As a result of his resignation as a director on February 28, 2014, Dr. Arrow’s director options expire on February 28, 2015.
(5)	As a result of his resignation on May 1, 2014, Mr. Stevens’ options expire on July 30, 2014.

Option Exercises and Stock Vested in 2013

The following table summarizes the option exercises by each of our named executive officers for the year ended December 31, 2013. No shares of restricted stock have been granted to any of the named executive officers.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
Federico Pignatelli	N/A	N/A
Former Chief Executive Officer & Former Chairman of the Board
Alexander K. Arrow, M.D.	N/A	N/A
President & Chief Operating Officer
Frederick D. Furry	N/A	N/A
Chief Financial Officer
Dmitri Boutoussov	35,000	$128,951
Vice President of Engineering & Chief Technology Officer
Michael Stevens	5,000	$15,402
Former Director of Professional Relations & Territory Sales Manager	500	$2,090
	18,561	$55,725

(1)	Represents the excess over the exercise price of the closing market price of a share of our common stock on the date of exercise multiplied by the number of options that were exercised.

Potential Payments upon Termination or Change in Control

Mr. Pignatelli. Mr. Pignatelli was not a party to any severance or change in control agreement during 2013 and was not a party to such an agreement up to his resignation on June 12, 2014.

Dr. Arrow. Dr. Arrow was not a party to any severance agreement during 2013 and is not a party to such an agreement currently. Dr. Arrow’s June 2013 stock options immediately vest and are exercisable upon a qualifying termination of employment following a change in control. The value realizable as a result of the vesting of these options assuming a change in control totaled $0 as of December 31, 2013.

Mr. Furry. Mr. Furry was not a party to any severance or change in control agreement during 2013 and is not a party to such an agreement currently.

Mr. Boutoussov. Mr. Boutoussov was not a party to any severance agreement during 2013 and is not a party to such an agreement currently. Mr. Boutoussov is a party to a change in control agreement with us that provides for one year of salary and certain medical and dental benefits in the event of a qualifying termination of employment following a change in control of the Company which totaled approximately $273,000 at December 31, 2013.

Mr. Stevens. Mr. Stevens was not a party to any severance agreement during 2013 and was not a party to such an agreement up to his resignation on May 1, 2014. Until his resignation on May 1, 2014, Mr. Stevens was a party to a change in control agreement with us that provided for one year of salary and certain medical and dental benefits in the event of a qualifying termination of employment following a change in control of the Company which totaled approximately $117,000 at December 31, 2013.

EQUITY COMPENSATION PLAN INFORMATION

Our 2002 Stock Incentive Plan is designed to attract and retain the services of individuals essential to the Company’s long-term growth and success. We also formerly maintained the 1990 Stock Option Plan and the 1993 Stock Option Plan. The 1990 Stock Option Plan and the 1993 Stock Option Plan have terminated pursuant to their terms and no grants under those plans remain outstanding.

The following table summarizes information as of December 31, 2013 with respect to the shares of our common stock that may be issued upon exercise of options, warrants or rights under our existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity Compensation Plans Approved by Stockholders	4,441,134	$3.51	468,013

Total	4,441,134	$3.51	468,013

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

On the basis of filings with the SEC and other information, we believe that based on 43,886,535 shares of our common stock being issued and outstanding as of July 22, 2014, the following persons, including groups of persons, beneficially owned more than five percent (5%) of our outstanding common stock:

Name and Address	Amount and Nature of Beneficial Ownership	Percentage of Class
Larry N. Feinberg(1)	8,406,746	19.16%
200 Greenwich Avenue Greenwich, Connecticut 06830
Camber Capital Management LLC(2)	2,701,612	6.16%
101 Huntington Avenue Boston, Massachusetts 02199

(1)	Based on the information provided in Amendment No. 8 to Schedule 13D filed with the SEC on July 23, 2014 by Oracle Partners with respect to itself, Oracle Institutional Partners, L.P. (“Institutional Partners”), Oracle Ten Fund Master, L.P. (“Ten Fund”), Oracle Associates, LLC (“Oracle Associates”), Oracle Investment Management, Inc. (“Oracle Investment”) and Larry N. Feinberg (Mr. Feinberg, together with Oracle Partners, Institutional Partners, Ten Fund, Oracle Associates and Oracle Investment, the “Reporting Persons”). The Reporting Persons reported that Oracle Partners beneficially owns and has shared voting and dispositive power with respect to 5,857,251 shares of our common stock, Institutional Partners beneficially owns and has shared voting and dispositive power with respect to 862,945 shares of our common stock, each of Ten Fund and Oracle Investment beneficially owns and has shared voting and dispositive power with respect to 1,686,550 shares of our common stock, Oracle Associates beneficially owns and has shared voting and dispositive power with respect to 6,720,196 shares of our common stock and Larry N. Feinberg beneficially owns and has shared voting and dispositive power with respect to 8,406,746 shares of our common stock.
(2)	Based on the information provided in Amendment No. 1 to Schedule 13G filed with the SEC on February 3, 2014 by Camber Capital Management LLC (“Camber”). Camber reported that it and Stephen DuBois each beneficially owns and has shared voting and dispositive power with respect to 2,701,612 shares of our common stock.

The following table sets forth the beneficial ownership of shares of our common stock as of July 22, 2014 by (i) each stockholder known to us to beneficially own more than five percent of our outstanding common stock, (ii) each current director, (iii) each of the Board Nominees, the Other Nominee and Oracle’s Nominee, (iv) each named executive officer, and (v) all current directors and executive officers as a group. Except as indicated in the footnotes to this table, the persons or entities named in the table have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them, subject to community property laws, where applicable. Percentage ownership is based on 43,886,535 shares of our common stock outstanding at July 22, 2014. Shares underlying options exercisable within 60 days of July 22, 2014 are deemed outstanding for the purpose of computing the percentage ownership of the person or persons holding such options, but are not deemed outstanding for computing the percentage ownership of any other persons.

Name	Owned Shares of Common Stock		Number of Shares Underlying Options Exercisable Within 60 Days of July 22, 2014	Percentage of Class
Paul N. Clark(3)(5)	605,954		5,938	1.39%
Frederic H. Moll(3)	0		57,250	*
Norman J. Nemoy(3)	10,777		153,500	*
Jeffrey M. Nugent(3)(4)	63,656	(6)	52,642	*
Federico Pignatelli(3)(4)	1,491,709		210,000	3.86%
James R. Talevich(3)	0		20,625	*
Alexander K. Arrow(4)	115,602		146,375	*
Frederick D. Furry(4)	18,201		205,278	*
Dmitri Boutoussov(4)	0		271,611	*
Michael Stevens(4)	0		37,189	*
All current directors and named executive officers as a group (10 persons)	2,305,899		1,160,408	7.69%
Jonathan T. Lord(7)	0		0	*

*	Represents less than 1%.
(3)	Director.
(4)	Named executive officer.
(5)	Includes 605,954 shares of our common stock beneficially owned by the Paul and Carolyn Clark Revocable Trust of 2009.
(6)	Includes 6,313 restricted stock units (“RSUs”) that vested on July 13, 2014, 2,630 RSUs that vest on August 13, 2014 and 2,630 RSUs that vest on September 13, 2014.
(7)	Based on information provided in Oracle Partners’ notice of its intention to nominate Dr. Lord.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The charter of the Audit Committee requires that it review any insider or related party transactions. In connection with this requirement, our policy for the review of related party transactions (transactions with the Company or any of its subsidiaries involving our directors, executive officers or holders of more than five percent of our outstanding common stock or any member of the immediate family of the foregoing) is reviewed by our Audit Committee and our Board of Directors at least annually. Under our policy, any related party transactions require prior approval by the Audit Committee or by a majority of the disinterested members of our Board. In addition, transactions involving our directors are disclosed and reviewed by the Nominating and Corporate Governance Committee in its assessment of our directors’ independence requirements. To the extent any related party transactions are ongoing business relationships, the transactions are reviewed annually by the Audit Committee. Related party transactions must be on terms no less favorable to the Company than those that it believes could be obtained from unaffiliated third parties.

Except as described below, since January 1, 2013, there has not been, and there is not currently proposed, any transaction or series of related transactions in which we were or are to be a participant or are currently a participant involving an amount in excess of $120,000 and in which (a) any director, nominee for director, executive officer or stockholder known to the Company to be the beneficial owner of more than five percent of our outstanding common stock or (b) any member of the immediate family of any person identified in clause (a), had or will have a direct or indirect material interest.

December Private Placement

On December 19, 2013, the Company entered into a Subscription Agreement with Ten Fund, pursuant to which the Company sold 340,000 unregistered shares of our common stock to Ten Fund for $612,000. The price of $1.80 per share of common stock was equal to the closing price per share of our common stock on NASDAQ on December 16, 2013. Ten Fund is an affiliate of Oracle Partners.

February Private Placement

On February 10, 2014, the Company entered into a Subscription Agreement with Ten Fund, Institutional Partners and Oracle Partners pursuant to which the Company sold 320,000 unregistered shares of our common stock to Ten Fund for $822,400; 280,000 unregistered shares of our common stock to Institutional Partners for $719,600; and 1,345,525 unregistered shares of our common stock to Oracle Partners. The price of $2.57 per share of common stock was equal to the closing price per share of our common stock on NASDAQ on February 7, 2014. Ten Fund, Institutional Partners and Oracle Partners are affiliates of Larry N. Feinberg, a holder of more than five percent of our outstanding common stock, and Mr. Feinberg beneficially owns and has shared voting and dispositive power with respect to shares of our common stock beneficially owned by Ten Fund, Institutional Partners and Oracle Partners.

July Private Placement

The Company entered into a Securities Purchase Agreement, dated July 18, 2014, with Ten Fund, Institutional Partners, Oracle Partners and certain other investors, including the Paul and Carolyn Clark Revocable Trust, Alexander K. Arrow, Frederick D. Furry and Jeffrey M. Nugent, pursuant to which, on July 22, 2014, the Company sold an aggregate of 6,250,000 unregistered shares of our common stock for an aggregate purchase price of $12,000,000. The Company sold 7,812 shares to Alexander K. Arrow for $14,999.04; 13,020 shares to Frederick D. Furry for $24,998.40; 52,083 shares to Jeffrey M. Nugent for $99,999.36; 520,833 shares to the Paul and Carolyn Clark Revocable Trust for $999,999.36; 260,756 shares to Institutional Partners for $500,651.52; 369,044 shares to Ten Fund for $708,564.48; and 1,641,036 shares to Oracle Partners for $3,150,789.12. The price of $1.92 per share of common stock was equal to the closing price per share of our common stock on NASDAQ on July 18, 2014.

Paul N. Clark, our Chairman of the Board, is the trustee of, and his daughters are beneficiaries of, the Paul and Carolyn Clark Revocable Trust. Mr. Nugent is our Acting Chief Executive Officer and one of our directors. Dr. Arrow is our President and Chief Operating Officer, and Mr. Furry is our Chief Financial Officer. See above under “February Private Placement” for a description of the relationship between Ten Fund, Institutional Partners and Oracle Partners and Larry N. Feinberg, a holder of more than five percent of our outstanding common stock.

AUDIT COMMITTEE REPORT

The Audit Committee oversees our independent registered public accounting firm and assists our Board in fulfilling its oversight responsibilities on matters relating to the integrity of our financial statements, our compliance with legal and regulatory requirements and the independent registered public accounting firm’s qualifications and independence by meeting regularly with the independent registered public accounting firm and financial management personnel. Management is responsible for the preparation, presentation and integrity of our financial statements; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed our financial statements as of and for the fiscal year ended December 31, 2013 with management and BDO USA, LLP, our independent registered public accounting firm. The Audit Committee also discussed with BDO USA, LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended. This included a discussion of the independent registered public accounting firm’s judgments as to the quality, not just the acceptability, of our accounting principles and such other matters that generally accepted auditing standards require to be discussed with the Audit Committee. The Audit Committee also received the written disclosures and the letter from BDO USA, LLP required by Public Company Accounting Oversight Board Rule 3526, Independence Discussion with Audit Committees, as amended, and the Audit Committee discussed the independence of BDO USA, LLP with that firm.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to our Board, and our Board approved, that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 for filing with the SEC. The Audit Committee also appointed BDO USA, LLP as our independent registered public accounting firm for 2014, subject to stockholder ratification.

Submitted by the Audit Committee of our Board:

James R. Talevich, Chairman Frederic H. Moll Norman J. Nemoy

Date: July 15, 2014

PROPOSAL TWO

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed BDO USA, LLP as our independent registered public accounting firm for 2014, subject to stockholder ratification. Our Board is asking the stockholders to ratify the appointment by the Audit Committee of BDO USA, LLP’s as the independent public accounting firm to conduct the audit of our financial statements for the fiscal year ending December 31, 2014. Stockholder ratification of such selection is not required by our bylaws or other applicable legal requirement. However, our Board is submitting the selection of BDO USA, LLP to our stockholders for ratification as a matter of good corporate governance.

In the event our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to continue to retain BDO USA, LLP for the 2014 fiscal year. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change should be made.

A representative of BDO USA, LLP is expected to be present at our annual meeting, will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

Principal Accountant Fees and Services

The following table presents fees billed and billable to us for professional services rendered by BDO USA, LLP for the fiscal years ended December 31, 2013 and 2012.

	Fiscal Year Ended December 31, 2013	Fiscal Year Ended December 31, 2012
Audit Fees(1)	$263,457	$272,494
Audit-Related Fees	0	0
Tax Fees	0	0
All Other Fees(2)	31,646	1,553

Total	$295,103	$274,047

(1)	2013 and 2012 audit fees include services performed in connection with the audit of the Company’s internal control over financial reporting as of December 31, 2013, and 2012, respectively.
(2)	Fees paid in conjunction with services performed on our registration statement on Form S-3 and related Prospectus Supplement filings with the SEC.

Determination of Independence

In considering the nature of the services provided by our independent registered public accounting firm, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with our independent registered public accounting firm and our management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

Pre-Approval Policy

According to policies adopted by the Audit Committee and ratified by our Board, to ensure compliance with the SEC’s rules regarding auditor independence, all audit and non-audit services to be provided by our independent registered public accounting firm must be approved by the Audit Committee. This policy generally provides that we will not engage any independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee.

From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval will be detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount. In providing any pre-approval, the Audit Committee considers whether the services to be approved are consistent with the SEC’s rules on auditor independence.

All fees paid to BDO USA, LLP in 2012 and 2013 were pursuant to engagements pre-approved by the Audit Committee, and none of those engagements made use of the exception to pre-approval contained in Regulation S-X, Rule 2-01(c)(7)(i)(C).

Recommendation of Our Board

OUR BOARD UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP TO SERVE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2014.

PROPOSAL THREE

AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK

Our Board has approved, and is hereby soliciting stockholder approval of, an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of our common stock from fifty million (50,000,000) shares to one hundred million (100,000,000) shares (the “Charter Amendment”). The Charter Amendment does not contemplate any change to the number of authorized shares of our preferred stock. As approved by our Board, subject to stockholder approval, Article III of our Restated Certificate of Incorporation would be amended to read as follows:

“THIRD. The total number of shares of stock which the Corporation shall have authority to issue is ONE HUNDRED ONE MILLION (101,000,000) shares of which stock ONE HUNDRED MILLION (100,000,000) shares of $.001 par value shall be common stock and of which ONE MILLION (1,000,000) shares of $.001 par value shall be preferred stock.”

Reasons for Proposal

We currently have 50,000,000 shares of common stock authorized for issuance. As of July 22, 2014, we had 43,886,535 shares of our common stock issued and outstanding, 4,783,488 shares of our common stock were reserved for future issuance pursuant to the 2002 Stock Incentive Plan (including shares of our common stock reserved for issuance pursuant to outstanding awards and shares of our common stock reserved for issuance pursuant to future awards), 210,161 shares of our common stock were reserved for issuance pursuant to outstanding options and restricted stock units granted outside the 2002 Stock Incentive Plan and 987,974 shares of our common stock were reserved for issuance pursuant to outstanding warrants. Accordingly, as of July 22, 2014, only approximately 131,842 shares of our common stock remained authorized, unissued and available for general corporate purposes. As of July 22, 2014, no shares of our preferred stock had been issued.

Our Board believes that it is important to have available for issuance a number of authorized shares of our common stock sufficient to meet our future corporate needs. We plan to use a portion of the additional authorized shares of our common stock for the purpose of issuing shares under the Stock Incentive Plan, if the amendment to the Stock Incentive Plan is approved by our stockholders pursuant to Proposal Four. In addition, we are evaluating the future financing needs of our business, and we may use a portion of the additional authorized shares if we elect to raise capital by issuing shares of our common stock. Other than these purposes, we do not have any current intentions to issue additional authorized shares of our common stock. Our Board believes that the availability of additional authorized shares of our common stock will provide us with the flexibility in the future to issue shares of our common stock for corporate purposes, and the additional authorized shares may, from time to time, be used for purposes of raising additional capital (including through sales of stock or securities convertible into or exercisable for shares of our common stock), settling outstanding obligations and acquiring companies or assets. We believe that the proposed increase in the number of authorized shares of our common stock will provide us with additional flexibility to meet business and financing needs as they arise.

Our Board will determine whether, when and on what terms the issuance of shares of our common stock may be warranted in connection with any future actions. No further action or authorization by our stockholders will be necessary before issuance of additional shares of common stock authorized under our Restated Certificate of Incorporation, as amended by the Charter Amendment, except as may be required for a particular transaction by applicable law or regulatory agencies or by the NASDAQ Rules or the rules of any other stock market or exchange on which our common stock may then be listed.

The additional shares of our common stock, if issued, would have the same rights and privileges as the existing shares of our common stock. Any issuance of additional shares of our common stock would increase the number of outstanding shares of our common stock, and (unless such issuance was pro rata among existing stockholders) our existing stockholders’ percentage ownership of our common stock would be diluted accordingly.

Although an increase in the number of authorized shares of our common stock could, under certain circumstances, also be construed as having an anti-takeover effect (for example, by permitting easier dilution of the stock ownership of a person seeking to effect a change in the composition of our Board or contemplating a tender offer or other transaction resulting in our acquisition by another company), the proposed increase in shares authorized is not in response to any effort by any person or group to obtain control of us by any means. In addition, the proposal is not part of any plan by our Board to recommend or implement a series of anti-takeover measures.

The proposed increase in the number of authorized shares of our common stock would become effective immediately upon the filing of the Charter Amendment with the Secretary of State of the State of Delaware. We expect to file the Charter Amendment referenced in this Proposal Three with the Secretary of State of the State of Delaware promptly upon approval of this Proposal Three by our stockholders.

Recommendation of Our Board

OUR BOARD RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO AMEND OUR RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK FROM FIFTY MILLION (50,000,000) SHARES TO ONE HUNDRED MILLION (100,000,000) SHARES.

PROPOSAL FOUR

AMENDMENT TO THE

BIOLASE, INC. 2002 STOCK INCENTIVE PLAN

General

We are asking our stockholders to approve an amendment to our 2002 Stock Incentive Plan (as amended effective as of May 26, 2004, November 15, 2005, May 16, 2007, May 5, 2011 and June 6, 2013, the “Stock Incentive Plan”), which amendment was approved by our Board on July 14, 2014, subject to stockholder approval. The effect of the amendment is to increase the number of shares of our common stock available for issuance under the Stock Incentive Plan by an additional 1,500,000 shares. The amendment would not modify the Stock Incentive Plan except to increase the number of shares of our common stock reserved for issuance under the Stock Incentive Plan. The full text of the Stock Incentive Plan, as proposed to be amended, is attached to this proxy statement as Appendix B.

As of July 22, 2014, 936,165 shares of our common stock were available for issuance under the Stock Incentive Plan. The number of shares of our common stock is being increased with the amendment in order to provide for awards in future years. We intend to award grants to directors, officers, and employees to provide incentives to such individuals to focus on our critical long-range objectives and to encourage the attraction and retention of such individuals.

The principal features of the Stock Incentive Plan are summarized below; however the summary is qualified in its entirety by reference to the Stock Incentive Plan itself, which is attached to this proxy statement as Appendix B. We encourage you to read the Stock Incentive Plan carefully.

The approval of this Proposal Four is conditioned upon the approval of Proposal Three regarding the Charter Amendment. Therefore, if Proposal Three is not approved, this Proposal Four will not be effective even if otherwise approved by our stockholders.

Background of the Stock Incentive Plan

The Stock Incentive Plan was approved by our stockholders on May 23, 2002. The Stock Incentive Plan originally reserved 1,000,000 shares of our common stock for issuance as stock awards or upon exercise of options granted pursuant to the Stock Incentive Plan plus the number of shares that remained available as of such date under the predecessor 1998 Stock Option Plan. The Stock Incentive Plan was amended in 2004 to increase the shares reserved by an additional 1,000,000 shares. In 2005, the Stock Incentive Plan was amended to increase the shares reserved by an additional 950,000 shares. In May 2007, the Stock Incentive Plan was amended to increase the shares reserved by an additional 1,000,000 shares. In May 2011, the Stock Incentive Plan was amended to increase the shares reserved by an additional 1,000,000 shares. In June 2013, the Stock Incentive Plan was amended to increase the shares reserved by an additional 800,000 shares. Following the June 2013 amendment, the total number of shares of our common stock reserved for issuance under the Stock Incentive Plan was 7,750,000.

The Stock Incentive Plan is designed to serve as a comprehensive equity incentive program to attract and retain the services of individuals essential to our long-term growth and financial success. Accordingly, our officers and other employees, our non-employee directors and independent contractors have the opportunity to acquire a meaningful equity interest in us through their participation in the Stock Incentive Plan. As of July 22, 2014, approximately 191 officers and employees, five non-employee directors, and six independent contractors were eligible to participate in the Stock Incentive Plan. Our burn rate of shares utilized under the Stock Incentive Plan has averaged approximately 6.3% over the past three years.

Shares Subject to the Stock Incentive Plan

As of July 22, 2014, 3,847,323 shares of our common stock were subject to outstanding options and 936,165 shares remained available for issuance under the Stock Incentive Plan. If this proposal is approved, then an additional 1,500,000 shares would be available for issuance under the Stock Incentive Plan. All outstanding options were issued at the closing sale price of our common stock on the date of grant or higher. Options generally expire following termination of the optionee’s service between 90 days and 12 months following termination of service and have an exercise term not to exceed 10 years from the date of grant. The market value of the securities underlying the outstanding options as of July 29, 2014 was $2.35 per share of our common stock. If this proposal is approved and all available shares for issuance under the Stock Plan were in fact issued, such shares would constitute approximately 13.8% of our common stock outstanding as of July 22, 2014. We plan to file a Registration Statement on Form S-8 to register the additional 1,500,000 shares being reserved under the Stock Incentive Plan.

Description of the Stock Incentive Plan

The Stock Incentive Plan consists of three equity incentive programs: (1) the discretionary option grant program, (2) the stock issuance program, and (3) the automatic option grant program for our non-employee directors. The principal features of each program are described below.

Both our Board and the Compensation Committee have the authority to act as the Stock Incentive Plan administrator of the discretionary option grant and stock issuance programs with respect to option grants and stock issuances made to our executive officers and directors and also have the authority to make option grants and stock issuances under those programs to all other eligible individuals. Our Board may at any time appoint a secondary committee comprised of one or more directors to have concurrent authority to make option grants and stock issuances under those two programs to individuals other than executive officers and non-employee directors. All grants under the Stock Incentive Plan will be made in strict compliance with the express provisions of the applicable program. Options granted under the Stock Incentive Plan may be “incentive stock options” as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or non-qualified options. The Stock Incentive Plan prohibits the re-pricing of outstanding stock options or the exchange of outstanding stock options for stock options with a lower exercise price, unless stockholder approval is obtained, or if in connection with a change of control of us or a change in our common stock (such as the result of a merger, stock split, stock dividend or recapitalization of us).

Discretionary Option Grant Program

The plan administrator has complete discretion under the discretionary option grant program to determine which eligible individuals are to receive option grants, the time or times when those grants are to be made, the number of shares subject to each such grant, the status of any granted option as either an incentive stock option or a non-statutory option under the federal tax laws, the vesting schedule (if any) to be in effect for the option grant and the maximum term for which any granted option is to remain outstanding.

Each granted option must have an exercise price per share determined by the plan administrator, and such exercise price cannot be less than the fair market value of our common stock on the date of grant. No granted option can have a term in excess of ten years. In general, all shares subject to an outstanding option vest and become fully exercisable immediately prior to a change of control of us unless the option is assumed or continues in full force pursuant to the change in control transaction, replaced with a cash incentive program which preserves the economic value of the shares subject to the option that remain unexercisable or the plan administrator imposes any other limitations.

Stock Issuance Program

Shares may be issued under the stock issuance program at a price per share determined by the plan administrator, payable in cash or for past services rendered to us (or, if permitted by the plan administrator, by delivery of a promissory note). The plan administrator has complete discretion under the program to determine which eligible individuals are to receive such stock issuances or restricted stock unit awards, the time or times when those issuances or awards are to be made, and the number and purchase price of shares subject to each such issuance or award. The plan administrator has discretion over the vesting schedule for shares issued under the stock issuance program, provided that shares issued at less than fair market value on the date of grant will vest over a period of not less than three years, with accelerated vesting permitted only upon a change of control or in other limited circumstances (e.g., death or disability of the recipient, termination without cause or pursuant to a severance agreement or plan under which the recipient provides consideration for accelerated vesting). Shares of our common stock may also be issued under the program pursuant to restricted stock unit awards that entitle the recipients to receive those shares upon the attainment of designated performance goals (subject to a minimum performance period of not less than one year) or satisfaction of specified service requirements (subject to the same general three-year vesting period described above). Up to 5% of the total number of shares reserved for issuance under the Stock Incentive Plan may be issued without regard to the foregoing restrictions. In general, the plan administrator may, in its discretion, at any time waive the surrender or cancellation of an award upon an individual’s cessation of service or failure to attain any applicable performance goals, upon a change in control, proxy contest or upon any other event. In general, all unvested shares vest immediately prior to a change of control of us unless such repurchase rights are assumed or continued in full force pursuant to the change in control transaction or the plan administrator imposes any other limitations.

Automatic Option Grant Program

Effective as of the Company’s 2007 annual meeting, under the automatic option grant program, eligible non-employee members of our Board have received a series of option grants over their period of service on our Board. The automatic option grant program provides that each individual who is elected to our Board as a non-employee director, at an annual meeting of stockholders or at a special meeting at which directors were elected, automatically is granted, on the date of such election and at each annual meeting of the Company’s stockholders thereafter, a non-statutory option to purchase 20,000 shares of our common stock. If a non-employee director becomes a member of our Board for the first time on a date other than the date of a meeting at which all directors were elected, he or she will automatically be granted a non-statutory option to purchase the number of shares equal to the sum of (a) 20,000 and (b) the product of (i) 1,250 and (ii) one plus the number of whole calendar months that will have elapsed between the date of appointment to our Board and the anticipated date of the next annual meeting of stockholders (or special meeting of stockholders in lieu of an annual meeting). All options granted under this program vest over one year in equal quarterly increments, with the first vesting date occurring three months after the date of grant; provided that all such options immediately vest if a person ceases to serve on our Board due to death or disability. Upon any cessation of service, the optionee has a limited period of time in which to exercise his or her outstanding vested options. Except as otherwise provided in the Stock Incentive Plan, options granted under the automatic option grant program are subject to the same terms in effect for options made under the discretionary option grant program.

Historical Grants under the Stock Incentive Plan

The following table sets forth the number of options and shares granted over the lifetime of the Stock Incentive Plan to the individuals and groups as indicated as of July 22, 2014:

Name and Position	Stock Options	Shares of Common Stock
Federico Pignatelli	775,000	0
Former Chief Executive Officer & Former Chairman of the Board
Alexander K. Arrow, M.D.	488,500	0
President & Chief Operating Officer
Frederick D. Furry	247,500	0
Chief Financial Officer
Dmitri Boutoussov	378,000	0
Vice President of Engineering & Chief Technology Officer
Michael Stevens	66,750	0
Former Director of Professional Relations & Territory Sales Manager
All current executive officers (3 persons)	736,000	0
All current directors who are not executive officers	1,037,000	0
All employees (other than current executive officers) (approximately 138 persons)	2,801,650	0

Restrictions on Cancellation, Regrants and Repricing

Except with the approval of our stockholders, (i) no option may be granted in exchange for or in connection with the cancellation or surrender of an outstanding option with a higher exercise price and (ii) no option may be amended to reduce the exercise price thereof other than in connection with a change in control or adjustment made in connection with a change in our common stock without receipt of consideration by the Company (such as the result of a merger, stock split, stock dividend or recapitalization of us).

Amendment and Termination of the Stock Incentive Plan

Our Board may amend or modify the Stock Incentive Plan at any time, subject to any required stockholder approval to increase the number of reserved shares under applicable laws and regulations, including Code Section 422, Exchange Act Rule 16b-3 and the NASDAQ Rules. In addition, stockholder approval is required to modify the eligibility requirements for participation in the Stock Incentive Plan. Our Board may not amend the Stock Incentive Plan without the consent of an optionee or participant if such amendment adversely affects the rights and obligations of such optionee or participant with respect to options or unvested stock issuances at the time outstanding under the Stock Incentive Plan.

Certain Federal Income Tax Consequences

No taxable income is recognized by the optionee at the time of the grant of an incentive stock option, and no taxable income is recognized for regular tax purposes at the time the option is exercised. However, the excess of the fair market value of our common stock received over the option price is an “item of adjustment” for alternative minimum tax purposes. The optionee will recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of a taxable disposition. For federal income tax purposes, dispositions are divided into two categories: qualifying and disqualifying. A qualifying disposition occurs if the sale or other disposition is made more than two years after the date the option for the shares involved in such sale or disposition is granted and more than one year after the date the shares are transferred upon exercise. If the sale or disposition occurs before these two periods are satisfied, then a disqualifying disposition will result.

Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of the amount realized upon the sale or other disposition of the purchased shares over the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of the fair market value of those shares on the exercise date (or amount realized upon disposition, if lower) over the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain or loss recognized upon the disposition will be recognized as a capital gain or loss by the optionee.

We will not be entitled to any income tax deduction if the optionee makes a qualifying disposition of the shares. If the optionee makes a disqualifying disposition of the purchased shares, then we will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the ordinary income recognized by the optionee.

All other options granted under the Stock Incentive Plan will be non-statutory stock options and will not qualify for any special tax benefits to the optionee. An optionee will not recognize any taxable income at the time he or she is granted a non-statutory stock option. However, upon exercise of the non-statutory stock option, the optionee will recognize ordinary income for federal income tax purposes in an amount generally measured as the excess of the then fair market value of each share over its exercise price. Upon an optionee’s resale of such shares, any difference between the sale price and the fair market value of such shares on the date of exercise will be treated as capital gain or loss and will generally qualify for long-term capital gain or loss treatment if the shares have been held for more than one year. The Code provides for reduced tax rates for long-term capital gains based on the taxpayer’s income and the length of the taxpayer’s holding period.

The recipient of a restricted share award will generally recognize ordinary compensation income when such shares are no longer subject to a substantial risk of forfeiture, based on the excess of the value of the shares at that time over the price, if any, paid for such shares. However, if the recipient makes a timely election under the Code to be subject to tax upon the receipt of the shares, the recipient will recognize ordinary compensation income at that time equal to the fair market value of the shares over the price paid, if any, and no further ordinary compensation income will be recognized when the shares vest.

The recipient of a restricted stock unit award will generally recognize ordinary compensation income when the shares subject to such award are transferred to the recipient in an amount equal to the excess of the value of the shares at that time over the price, if any, paid for such shares.

Except as otherwise described above with respect to incentive stock options, we generally will be entitled to a deduction when and for the same amount that the recipient recognizes ordinary income, subject to the limitations of Section 162(m) of the Code with respect to compensation paid to certain “covered employees.” Under Section 162(m), income tax deductions of publicly-held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits paid) for certain executive officers exceeds $1 million in any one year. The Section 162(m) deduction limit, however, does not apply to certain “performance-based compensation” as provided for by the Code provided certain requirements are met. In general, stock options will satisfy the “performance-based compensation” exception if the awards are made by a qualifying compensation committee, the underlying plan sets the maximum number of shares that can be granted to any person within a specified period and the compensation is based solely on an increase in the stock price after the grant date (i.e., the exercise price or base price is greater than or equal to the fair market value of the stock subject to the award on the grant date).

The foregoing does not purport to be a complete summary of the federal income tax considerations that may be relevant to holders of options or restricted shares, or to us. It also does not reflect provisions of the income tax laws of any municipality, state or foreign country in which an optionee may reside, nor does it reflect the tax consequences of an optionee’s death.

Recommendation of Our Board

OUR BOARD RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE 2002 STOCK INCENTIVE PLAN. The approval of this Proposal Four is conditioned upon the approval of Proposal Three regarding the Charter Amendment. Therefore, if Proposal Three is not approved, this Proposal Four will not be effective even if otherwise approved by our stockholders.

PROPOSAL FIVE

ADVISORY VOTE ON THE COMPENSATION OF OUR

NAMED EXECUTIVE OFFICERS

(“SAY-ON-PAY” VOTE)

The Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, requires that our stockholders have the opportunity to cast a non-binding advisory vote regarding the compensation of our named executive officers who are named in the Summary Compensation Table contained in this proxy statement, referred to as the NEOs. We have disclosed the compensation of the NEOs pursuant to rules adopted by the SEC.

We believe that the compensation policies for the NEOs are designed to attract, motivate and retain talented executive officers and are aligned with the long-term interests of our stockholders. Stockholders are urged to read the Compensation Discussion and Analysis section, beginning on page 16 of this proxy statement, which discusses in detail our 2013 compensation program and decisions made by the Compensation Committee.

Summary of Key Compensation Practices

Our compensation programs for our executive officers are designed to attract and retain such key executive officers, and to reward them in a fashion commensurate with our corporate performance and the value created for our stockholders. Our compensation programs also support our short-term and long-term strategic goals and values and reward the individual contributions of our executive officers to our success. Our policy is to provide our executive officers with competitive compensation opportunities that reward their contribution to our financial success and individual performance, while providing financial stability and security. Accordingly, the compensation package for executive officers is mainly comprised of the following compensation elements: (1) a base salary, designed to be competitive with salary levels in the industry and to reflect individual performance; (2) an annual discretionary bonus payable in cash and based on the review of certain annual financial and other performance measures, which supports our short-term performance; (3) where appropriate, long-term stock-based incentive awards, which support our long-term performance and are designed to strengthen the mutual interests between our executive officers and our stockholders; and (4) in some cases severance payments and other benefits payable upon termination of an officer’s employment by us without cause or by our officer for good reason, including following a change of control of us, which promotes executive retention and efforts toward the best interests of the stockholders in the event of an actual or threatened change of control of us. We believe that each of these elements and their combination supports our overall compensation objectives.

Compensation Committee Stays Current on Best Practices

We regularly update our Compensation Committee and entire Board on compensation best practices and trends. The Compensation Committee meets from time to time without management present.

“Say-on-Pay” Vote

This advisory stockholder vote, commonly referred to as a “Say-on-Pay” vote, gives stockholders the opportunity to approve or not approve the compensation of the NEOs that is disclosed in this proxy statement by voting for or against the following resolution (or by abstaining with respect to the resolution):

RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC, which disclosure includes the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure in this proxy statement.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies, and practices described in this proxy statement. Because your vote is advisory, it will not be binding on our Board, the Compensation Committee or the Company. However, our Board and Compensation Committee value the opinions of our stockholders and will take into account the outcome of the stockholder vote on this proposal at our annual meeting when considering future executive compensation arrangements.

Recommendation of Our Board

OUR BOARD UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE ADVISORY RESOLUTION RELATING TO THE COMPENSATION OF OUR NEOS AS DISCLOSED IN THIS PROXY STATEMENT.

ADDITIONAL INFORMATION

Proxy Solicitation Costs

We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this proxy statement, the WHITE proxy and any additional solicitation materials we furnish to our stockholders. Copies of the Company’s solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. Upon request, we will reimburse such persons for their costs in forwarding such solicitation materials to such beneficial owners. We have also retained MacKenzie to assist in the solicitation of proxies at an initial fee not to exceed $30,000 plus reimbursement for reasonable out-of-pocket expenses incurred during the solicitation, of which $15,000 has been paid to date. MacKenzie and our directors, officers and employees may solicit proxies by mail, in person or by telephone. Our directors, officers and employees will not receive any additional compensation for these solicitation activities. We agreed to indemnify MacKenzie against liabilities and expenses arising in connection with the proxy solicitation unless caused by MacKenzie’s gross negligence, bad faith, willful misconduct or fraud.

If Mr. Pignatelli proceeds with a campaign against the Board’s Nominees or Oracle’s Nominee, we will incur substantial additional costs in connection with our solicitation of proxies. MacKenzie has advised us that it would charge us an additional fee of up to $250,000 in the event of any such proxy contest. The expenses related to the solicitation of proxies from our stockholders are expected to total up to $450,000, of which approximately $50,000 has been spent to date. MacKenzie has advised us that approximately 15 to 45 of its employees will be involved in the proxy solicitation on our behalf.

Stockholder Proposals and Nominations

Pursuant to SEC regulations, in order to be included in our proxy statement and form of proxy for the 2015 annual meeting of stockholders, stockholder proposals must be received at our principal executive offices, 4 Cromwell, Irvine, California 92618, Attention: Corporate Secretary, no later than April 1, 2015, and must comply with additional requirements established by the SEC. If we change the date of our next annual meeting of stockholders by more than 30 days from the date of the previous year’s annual meeting of stockholders, then the deadline is a reasonable time before we begin to print and send our proxy materials. Pursuant to our bylaws, a stockholder proposal submitted outside of the processes established in Rule 14a-8 promulgated by the SEC and stockholder nominations will be considered untimely before April 29, 2015 and untimely after May 29, 2015. However, if the date of our next annual meeting of stockholders is more than 30 days before or more than 60 days after August 27, 2015, the deadline is no later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company.

Annual Report

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, which includes the financial statements, but excludes Form 10-K exhibits, is being mailed concurrently with this proxy statement to all stockholders entitled to notice of and to vote at our annual meeting.

ADDITIONAL INFORMATION

STOCKHOLDERS MAY, WITHOUT CHARGE, REQUEST A COPY OF THIS PROXY STATEMENT OR THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2013 BY WRITING TO: CORPORATE SECRETARY, BIOLASE, INC., 4 CROMWELL, IRVINE, CALIFORNIA 92618 OR VISITING THE COMPANY’S WEBSITE AT WWW.BIOLASE.COM.

Other Matters

We know of no other matters that will be presented for consideration at our annual meeting. If any other matters properly come before our annual meeting upon which a vote properly may be taken, shares represented by all proxies received by us on the WHITE proxy card will be voted with respect thereto as permitted and in accordance with the judgment of the proxy holders.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Paul N. Clark
Paul N. Clark
Chairman of the Board

Date: July 29, 2014

APPENDIX A

INFORMATION CONCERNING PARTICIPANTS IN

THE COMPANY’S SOLICITATION OF PROXIES

Under applicable SEC regulations, our directors and our executive officers are “participants” with respect to the Company’s solicitation of proxies in connection with our annual meeting. Information concerning participants is provided below.

Directors and Nominees

The directors and nominees who are considered “participants” in the Company’s solicitation are Paul N. Clark, Dr. Frederic H. Moll, Jeffrey M. Nugent, James R. Talevich, Federico Pignatelli and Dr. Jonathan T. Lord. Their principal occupations are set forth under the section above titled “Proposal One — Election of Directors” of this Proxy Statement. The business address of each of these individuals (other than Dr. Lord) for this purpose is in care of BIOLASE, Inc., 4 Cromwell, Irvine, California 92618, Attention: Corporate Secretary. Dr. Lord’s business address is 68 LaGorce Circle, Miami Beach, Florida 33141.

Executive Officers

The principal occupations of the Company’s executive officers, who may be deemed to be “participants” in the Company’s solicitation are as shown below. The principal occupation refers to such person’s position with the Company, and the business address for each person is BIOLASE, Inc., 4 Cromwell, Irvine, California 92618.

Name	Position with the Company
Jeffrey M. Nugent	Acting Chief Executive Officer
Alexander K. Arrow, M.D.	President & Chief Operating Officer
Frederick D. Furry	Chief Financial Officer

Stock Ownership and Employment Agreements

The numbers of shares of Company common stock beneficially owned by each “participant” and by each of our executive officers who may be deemed to be a “participant” are as described in the section above entitled “Security Ownership of Certain Beneficial Owners and Management.” Except as otherwise disclosed in this proxy statement, each of those participants beneficially owns, but does not own of record, the shares listed in that table opposite such participant’s name.

As described elsewhere in this proxy statement in the section entitled “Employment Agreements,” none of Messrs. Nugent, Arrow or Furry is party to an employment agreement with the Company. Each of the Company’s directors and executive officers is party to an indemnification agreement with the Company.

Appendix A - 1

Information Regarding Transactions in Company Securities by Participants

The following table sets forth purchases and sales of securities of the Company by the participants listed below since July 22, 2012.

Name	Date	Number of Shares	Transaction Type
Alexander K. Arrow, M.D.	8/13/12	100	Purchase
Alexander K. Arrow, M.D.	8/13/12	100	Purchase
Alexander K. Arrow, M.D.	8/13/12	1,400	Purchase
Alexander K. Arrow, M.D.	8/13/12	1	Purchase
Alexander K. Arrow, M.D.	8/13/12	200	Purchase
Alexander K. Arrow, M.D.	8/13/12	3,699	Purchase
Alexander K. Arrow, M.D.	8/13/12	500	Purchase
Alexander K. Arrow, M.D.	8/13/12	7,500	Purchase
Alexander K. Arrow, M.D.	8/13/12	9,000	Purchase
Alexander K. Arrow, M.D.	8/13/12	3,200	Purchase
Alexander K. Arrow, M.D.	8/13/12	6,400	Purchase
Alexander K. Arrow, M.D.	8/13/12	400	Purchase
Alexander K. Arrow, M.D.	8/13/12	1,100	Purchase
Alexander K. Arrow, M.D.	8/13/12	100	Purchase
Alexander K. Arrow, M.D.	8/13/12	100	Purchase
Alexander K. Arrow, M.D.	8/13/12	1,100	Purchase
Alexander K. Arrow, M.D.	8/13/12	400	Purchase
Alexander K. Arrow, M.D.	8/13/12	200	Purchase
Alexander K. Arrow, M.D.	8/13/12	200	Purchase
Alexander K. Arrow, M.D.	8/13/12	200	Purchase
Alexander K. Arrow, M.D.	8/13/12	100	Purchase
Alexander K. Arrow, M.D.	8/13/12	200	Purchase
Alexander K. Arrow, M.D.	8/13/12	400	Purchase
Alexander K. Arrow, M.D.	8/13/12	100	Purchase
Alexander K. Arrow, M.D.	8/13/12	200	Purchase
Alexander K. Arrow, M.D.	8/13/12	100	Purchase
Alexander K. Arrow, M.D.	8/14/12	1,800	Purchase
Alexander K. Arrow, M.D.	8/14/12	3,000	Purchase
Alexander K. Arrow, M.D.	8/14/12	723	Purchase
Alexander K. Arrow, M.D.	8/14/12	400	Purchase
Alexander K. Arrow, M.D.	8/14/12	377	Purchase
Alexander K. Arrow, M.D.	8/14/12	1,363	Purchase
Alexander K. Arrow, M.D.	8/14/12	1,100	Purchase
Alexander K. Arrow, M.D.	8/14/12	1,237	Purchase
Alexander K. Arrow, M.D.	7/22/14	7,812	Purchase
Frederick D. Furry	8/21/12	4,000	Purchase
Frederick D. Furry	8/23/12	1,000	Purchase
Frederick D. Furry	7/22/14	13,020	Purchase
Paul N. Clark	11/13/13	30,301	Purchase
Paul N. Clark	11/13/13	14,197	Purchase
Paul N. Clark	11/14/13	15,861	Purchase
Paul N. Clark	11/25/13	10,913	Purchase
Paul N. Clark	11/26/13	11,906	Purchase
Paul N. Clark	11/27/13	1,943	Purchase
Paul N. Clark	7/22/14	520,833	Purchase
Jeffrey M. Nugent	7/22/14	52,083	Purchase

Appendix A - 2

Miscellaneous Information Concerning Participants

Except as described below or elsewhere in this proxy statement, to the knowledge of the Company:

•	None of the participants directly or indirectly beneficially owns any securities of any subsidiary of the Company.

•

No participant or associate of a participant is either a party to any transaction or series of transactions since January 1, 2013, or has knowledge of any currently proposed transaction or series of transactions, (a) in which the Company or any of its subsidiaries was or is to be a party, (b) in which the amount involved exceeds $120,000 and (c) in which any participant or associate of a participant had or will have a direct or indirect material interest.

•

No participant or associate of a participant has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at our annual meeting other than an interest, if any, as a stockholder of the Company or, with respect to a director nominee, as a nominee for director.

•

No participant or associate of a participant has any arrangement or understanding with any person with respect to any future employment by the Company or any of its affiliates or any future transactions to which the Company or any of its affiliates will or may be a party.

•

No participant is, or within the past year has been, a party to any contract, arrangement or understanding with any person with respect to Company securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies.

Dr. Lord has consented to being named as a nominee for election to our Board in any proxy statements relating to our annual meeting and to serve as a director of the Company if elected. Oracle Partners may enter into arrangements with Dr. Lord regarding various matters, including arrangements with respect to compensation, indemnification and expense reimbursement.

Appendix A - 3

APPENDIX B

BIOLASE, INC.

2002 STOCK INCENTIVE PLAN

(As proposed to be amended)

ARTICLE ONE

GENERAL PROVISIONS

I. PURPOSE OF THE PLAN

The Plan is intended to promote the interests of the Corporation by providing eligible persons who are employed by or serve the Corporation or any Parent or Subsidiary with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in such service.

Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

II. STRUCTURE OF THE PLAN

A. The Plan shall be divided into three separate equity incentive programs:

1. the Discretionary Option Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock;

2. the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock directly, either through the immediate purchase of such shares or as a bonus for services rendered the Corporation (or any Parent or Subsidiary); and

3. the Automatic Option Grant Program under which eligible non-Employee directors shall automatically receive option grants at designated intervals over their period of continued Board service.

B. The provisions of Articles One and Five shall apply to all equity programs under the Plan and shall govern the interests of all persons under the Plan.

III. ADMINISTRATION OF THE PLAN

A. Administration of the Automatic Option Grant Program shall be self-executing in accordance with the terms of that program, and no Plan Administrator shall exercise any discretionary functions with respect to any option grants made under that program.

B. The Primary Committee and the Board shall have concurrent authority to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders. (However, grants made to Section 16 Insiders by the entire Board will not be exempt from the million-dollar compensation deduction limitation of Code Section 162(m).) Administration of the Discretionary Option Grant and Stock Issuance Programs with respect to all other persons eligible to participate in those programs may, at the Board’s discretion, be vested in the Primary Committee or a Secondary Committee, or the Board may retain the power to administer those programs with respect to all such persons; provided, that a Secondary Committee which includes any Employee is not authorized to make grants to non-Employee directors. However, any discretionary option grants or stock issuances for members of the Primary Committee should be authorized by a disinterested majority of the Board.

C. Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Committee and reassume all powers and authority previously delegated to such committee.

Appendix B - 1

D. Service on the Primary Committee or the Secondary Committee shall constitute service as a director, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as directors for their service on such committee. No member of the Primary Committee or the Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any option grants or stock issuances under the Plan.

E. Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and procedures as it may deem appropriate for proper administration of the Discretionary Option Grant and Stock Issuance Programs and to make such determinations under, and issue such interpretations of, the provisions of those programs and any outstanding options or stock issuances thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be binding on all parties who have an interest in the Discretionary Option Grant and Stock Issuance Programs under its jurisdiction or any option or stock issuance thereunder.

IV. ELIGIBILITY

A. The persons eligible to participate in the Discretionary Option Grant and Stock Issuance Programs are as follows:

1. Employees,

2. non-Employee members of the Board or the board of directors of any Parent or Subsidiary, and

3. independent contractors who provide services to the Corporation (or any Parent or Subsidiary).

B. Only non-Employee directors shall be eligible to participate in the Automatic Option Grant Program. A non-Employee director who has previously been in the employ of the Corporation (or any Parent or Subsidiary) shall not be eligible to receive an initial option grant under the Automatic Option Grant Program at the time he or she first becomes a non-Employee director, but shall be eligible to receive annual option grants under the Automatic Option Grant Program while he or she continues to serve as a non-Employee director.

V. STOCK SUBJECT TO THE PLAN

A. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed 9,250,000 shares. Such authorized share reserve is comprised of (1) the initial share reserve for the Plan of 1,000,000 shares authorized by the Board on April 16, 2002 and approved by the stockholders on May 23, 2002, (2) the number of shares that remained available for issuance, as of May 23, 2002, under the Predecessor Plan as last approved by the Corporation’s stockholders, including the shares subject to outstanding options under the Predecessor Plan, (3) an additional increase of 1,000,000 shares of Common Stock authorized by the Board on April 28, 2004 and approved by the stockholders on May 26, 2004, (4) an additional increase of 950,000 shares of Common Stock authorized by the Board on September 19, 2005 and approved by the stockholders on November 15, 2005, (5) an additional 1,000,000 shares of Common Stock authorized by the Board on February 28, 2007 and approved by the stockholders on May 16, 2007, (6) an additional 1,000,000 shares of Common Stock authorized by the Board on February 17, 2011 and approved by the stockholders on May 5, 2011, (7) an additional 800,000 shares of Common Stock authorized by the Board on March 23, 2013 and approved by the stockholders on June 6, 2013 and (8) an additional 1,500,000 shares of Common Stock authorized by the Board on July 14, 2014 and approved by the stockholders at the Company’s 2014 annual meeting of stockholders.

B. No one person participating in the Plan may receive stock options and direct stock issuances for more than 1,500,000 shares of Common Stock pursuant to the Plan in the aggregate per calendar year. No more than 200,000 shares of Common Stock may be granted under Article Three hereof.

Appendix B - 2

C. Shares of Common Stock subject to outstanding options (including options transferred to this Plan from the Predecessor Plan) shall be available for subsequent issuance under the Plan to the extent (1) those options expire or terminate for any reason prior to exercise in full or (2) the options are cancelled in accordance with the cancellation/regrant provisions of the Plan. Unvested shares issued under the Plan and subsequently cancelled or repurchased by the Corporation, at a price per share not greater than the original issue price paid per share, pursuant to the Corporation’s repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent option grants or direct stock issuances under the Plan. However, should the exercise price of an option under the Plan be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an option or the vesting of a stock issuance under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised or which vest under the stock issuance, and not by the net number of shares of Common Stock issued to the holder of such option or stock issuance.

D. If any change is made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made by the Plan Administrator to (1) the maximum number and/or class of securities issuable under the Plan, (2) the maximum number and/or class of securities for which any one person may be granted options and direct stock issuances under the Plan per calendar year, (3) the number and/or class of securities and the exercise price per share in effect under each outstanding option under the Plan (including the options transferred to this Plan from the Predecessor Plan), and (4) the number and/or class of securities for which grants are subsequently to be made under the Automatic Option Grant Program. Such adjustments to the outstanding options are to be effected in a manner that shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Plan Administrator shall be binding.

ARTICLE TWO

DISCRETIONARY OPTION GRANT PROGRAM

I. OPTION TERMS

Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator. However, each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

A.   Exercise Price.

1. The exercise price per share shall be fixed by the Plan Administrator but shall not be less than 100% of the Fair Market Value per share of Common Stock on the option grant date.

2. The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of Section I of Article Five and the documents evidencing the option, be payable in one or more of the forms specified below:

(a) cash or check made payable to the Corporation,

(b) shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

(c) to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions to (a) a

Appendix B - 3

Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

B.  Exercise and Term of Options.  Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of 10 years measured from the option grant date.

C.  Effect of Termination of Service.

1. The following provisions shall govern the exercise of any options granted pursuant to the Discretionary Option Grant Program that are outstanding at the time of the Optionee’s cessation of Service:

(a) Immediately upon the Optionee’s cessation of Service, the option shall terminate with respect to the unvested shares subject to the option.

(b) Should the Optionee’s Service be terminated for Misconduct or should the Optionee otherwise engage in Misconduct, then the option shall terminate immediately with respect to all shares subject to the option.

(c) Should the Optionee’s Service terminate for reasons other than Misconduct, then the option shall remain exercisable during such period of time after the Optionee’s Service ceases as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no option shall be exercisable after its Expiration Date. During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee’s Service ceased. Upon the expiration of the applicable exercise period or (if earlier) upon the Expiration Date, the option shall terminate with respect to any vested shares subject to the options.

2. Among its discretionary powers, the Plan Administrator shall have complete discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to extend the period of time for which the option is to remain exercisable following the Optionee’s cessation of Service, but in no event beyond the expiration of the option term. The Plan Administrator should consider the tax and accounting consequences before exercising such discretion.

D.  Stockholder Rights.  The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

E.  Repurchase Rights.  The Plan Administrator shall have the discretion to grant options that are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while such shares are unvested, the Corporation shall have the right to repurchase any or all of those unvested shares at a price per share equal to the lower of (1) the exercise price paid per share or (2) the Fair Market Value per share of Common Stock at the time of the repurchase. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

Appendix B - 4

F.  Limited Transferability of Options.  During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or the laws of inheritance following the Optionee’s death. Non-Statutory Options shall be subject to the same restriction, except Non-Statutory Options may be assigned in whole or in part during the Optionee’s lifetime to one or more members of the Optionee’s family or to a trust established exclusively for one or more such family members or to the Optionee’s former spouse. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

II. INCENTIVE OPTIONS

The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Five shall be applicable to Incentive Options. Options, which are specifically designated as Non-Statutory Options when issued under the Plan, shall not be subject to the terms of this Section II.

A.  Eligibility.  Incentive Options may only be granted to Employees.

B.  Dollar Limitation.  The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date) for which one or more options granted to any Employee pursuant to the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed $100,000. To the extent that an Optionee’s options exceed that limit, they will be treated as Non-Statutory Options (but all of the other provisions of the option shall remain applicable), with the first options that were awarded to the Optionee to be treated as Incentive Options.

C.  10% Stockholder.  If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than 110% of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five years measured from the option grant date.

III. CHANGE IN CONTROL

A. In the event a Change in Control occurs, the shares of Common Stock at the time subject to each outstanding option granted pursuant to this Discretionary Option Grant Program shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Change in Control, become exercisable for all the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully vested shares of Common Stock. However, an outstanding option shall not become vested on such an accelerated basis if and to the extent: (1) such option is to be assumed by the successor corporation (or parent thereof) or is otherwise to continue in full force pursuant to the terms of transaction or (2) such option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing at the time of the Change in Control on any shares for which the option is not otherwise at that time exercisable and provides for subsequent payout of that spread no later than the time the Optionee would vest in those option shares or (3) the acceleration of such option is subject to other limitations imposed by the Plan Administrator.

B. All outstanding repurchase rights under the Discretionary Option Grant Program shall automatically terminate, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, immediately prior to the occurrence of a Change in Control, except to the extent: (1) those repurchase rights are to be assigned to the successor corporation (or parent thereof) or are otherwise to continue in full force pursuant to the terms of the transaction or (2) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator.

Appendix B - 5

C. Immediately following the consummation of the Change in Control, all outstanding options granted pursuant to the Discretionary Option Grant Program shall terminate, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the transaction.

D. Each option granted pursuant to the Discretionary Option Grant Program that is assumed or otherwise continued in effect in connection with a Change in Control shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Change in Control had the option been exercised immediately prior to such Change in Control. Appropriate adjustments to reflect such Change in Control shall also be made to (1) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same, (2) the maximum number and/or class of securities available for issuance over the remaining term of the Plan and (3) the maximum number and/or class of securities for which any one person may be granted options and direct stock issuances pursuant to the Plan per calendar year. To the extent the holders of Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption of the outstanding options granted pursuant to the Discretionary Option Grant Program, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such transaction.

E. Among its discretionary powers, the Plan Administrator shall have the ability to structure an option (either at the time the option is granted or at any time while the option remains outstanding) so that the option shall become immediately exercisable and some or all of the shares subject to that option shall automatically become vested (and some or all of the repurchase rights of the Corporation with respect to the unvested shares subject to that option shall immediately terminate) upon the occurrence of a Change in Control, a Proxy Contest or any other specified event or the Optionee’s Involuntary Termination within a designated period of time following any of these events. In addition, the Plan Administrator may provide that one or more of the Corporation’s repurchase rights with respect to some or all of the shares held by the Optionee at the time of such a Change in Control, a Proxy Contest, or any other specified event or the Optionee’s Involuntary Termination within a designated period of time following such an event shall immediately terminate and all of the shares shall become vested.

F. The portion of any Incentive Option accelerated in connection with a Change in Control or Proxy Contest shall remain exercisable as an Incentive Option only to the extent the $100,000 limitation described in Section II.B. above is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Statutory Option under the federal tax laws.

G. The outstanding options shall in no way affect the right of the Corporation to undertake any corporate action.

ARTICLE THREE

STOCK ISSUANCE PROGRAM

I. STOCK ISSUANCE TERMS

Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening option grants. Each stock issuance under this program shall be evidenced by a stock issuance agreement that complies with the terms specified below. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to awards that entitle the recipients to receive those shares upon the attainment of designated performance goals or the satisfaction of specified Service requirements.

Appendix B - 6

A.  Purchase Price.

1. The purchase price per share shall be fixed by the Plan Administrator.

2. Subject to the provisions of Section I of Article Five, shares of Common Stock may be issued under the Stock Issuance Program for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

(a) cash or check made payable to the Corporation, or

(b) past services rendered to the Corporation (or any Parent or Subsidiary).

B.  Vesting Provisions.

1. Except as otherwise provided below in Section I.B.2 of the Plan, shares of Common Stock issued under the Stock Issuance Program for a purchase price less than one hundred percent (100%) of the Fair Market Value of the shares of Common Stock on the date of the grant of the stock issuance agreement for such shares of Common Stock, shall be subject to the following vesting requirements of this Section I.B.1 of the Plan. The shares of Common Stock shall vest ratably over a period of not less than three years subject to continued employment or service with the Corporation (with the Corporation retaining the right to repurchase any of such unvested shares at the original purchase price of such shares in the event the recipient terminates employment as provided in the stock issuance agreement, except as otherwise provided in this section). The vesting of such shares of Common Stock may not be accelerated except in the event of a Change of Control of the Corporation, in the event of the death or Disability of the recipient of the shares of Common Stock, in the event of the actual or constructive termination of the employment or services of the recipient with the Corporation by the Corporation without cause (as determined by the Board) pursuant to the stock issuance agreement, an employment or services agreement, or in connection with a separation agreement or severance plan or arrangement under which the recipient of the shares of Common Stock is required to provide consideration for such acceleration of the vesting of the shares of Common Stock. Notwithstanding the foregoing, shares of Common Stock may also be issued under the Stock Issuance Program pursuant to awards that entitle the recipients to receive those shares (i) solely upon the attainment of designated performance goals provided that the minimum performance period is not less than one year, or (ii) upon the satisfaction of additional Service requirements in addition to the Service requirements in the preceding provisions of this section.

2. Shares of Common Stock issued under the Stock Issuance Program representing up to five percent (5%) of the total number of shares of Common Stock reserved for issuance under the Plan shall not be subject to the restrictions provided above in Section I.B.1 of the Plan and may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant’s period of Service or upon attainment of specified performance objectives. The elements of the vesting schedule applicable to any unvested shares of Common Stock issued under the Stock Issuance Program pursuant to this Section I.B.2 shall be determined by the Plan Administrator and incorporated into the stock issuance agreement. Shares of Common Stock issued pursuant to this Section I.B.2 may also be issued under the Stock Issuance Program pursuant to awards that entitle the recipients to receive those shares upon the attainment of designated performance goals or the satisfaction of specified Service requirements.

3. Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant’s unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration shall be issued subject to such escrow arrangements as the Plan Administrator shall deem appropriate and shall be vested to the same extent the Participant’s shares of Common Stock are vested.

4. The Participant shall have full stockholder rights (other than transferability) with respect to any shares of Common Stock issued to the Participant pursuant to the Stock Issuance Program, whether or not

Appendix B - 7

the Participant’s interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares. Cash dividends constitute taxable compensation to the Participant are deductible by the Corporation (unless the Participant has made an election under Section 83(b) of the Code).

5. Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant’s purchase-money indebtedness), the Corporation shall repay the Participant, without interest, the lower of (a) the cash consideration paid for the surrendered shares or (b) the Fair Market Value of those shares at the time of cancellation and/or shall cancel the unpaid principal balance of any outstanding purchase-money note of the Participant attributable to the surrendered shares by the applicable clause (a) or (b) amount.

6. The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock that would otherwise occur upon the cessation of the Participant’s Service or the non-attainment of the performance objectives applicable to those shares. Such waiver shall result in the immediate vesting of the Participant’s interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant’s cessation of Service or the attainment or non-attainment of the applicable performance objectives.

7. Outstanding share right awards under the Stock Issuance Program shall automatically terminate, and no shares of Common Stock shall actually be issued in satisfaction of those awards, if the performance goals or Service requirements established for such awards are not attained or satisfied. The Plan Administrator, however, shall have the discretionary authority to issue shares of Common Stock under one or more outstanding share right awards as to which the designated performance goals or Service requirements have not been attained or satisfied.

II. CHANGE IN CONTROL

A. All of the Corporation’s outstanding repurchase rights under the Stock Issuance Program shall terminate automatically, and all the shares of Common Stock subject to those terminated rights shall immediately vest in full, immediately prior to the occurrence of a Change in Control, except to the extent (1) those repurchase rights are to be assigned to the successor corporation (or parent thereof) or are otherwise to continue in full force and effect pursuant to the terms of the transaction or (2) such accelerated vesting is precluded by other limitations imposed in the stock issuance agreement.

B. The Plan Administrator shall have the discretionary authority to structure one or more of the Corporation’s repurchase rights under the Stock Issuance Program so that those rights shall automatically terminate in whole or in part, and some or all of the shares of Common Stock subject to those terminated rights shall immediately vest, upon the occurrence of a Change in Control, a Proxy Contest or any other event, or the Participant’s Involuntary Termination within a designated period of time following any of these events.

Appendix B - 8

ARTICLE FOUR

AUTOMATIC OPTION GRANT PROGRAM

I. OPTION TERMS

A.  Automatic Grants.  Option grants shall be made pursuant to the Automatic Option Grant Program in effect under this Plan as follows:

1.  Initial Grant: Provided the non-Employee director has not previously been in the employ of the Corporation or any Parent or Subsidiary, each such individual who is first elected or appointed as a non-Employee director at any time on or after the Plan Effective Date shall automatically be granted, on the date of such initial election or appointment, a Non-Statutory Option. The number of shares of Common Stock subject to the option shall be equal to the sum of (a) 20,000 and (b) the product of (x) 1,250 shares and (y) (i) 1 plus (ii) the number of whole calendar months between the date of election or appointment of such non-Employee director to the Board and the anticipated date of the next Annual Stockholders’ Meeting or Special Meeting in lieu of an Annual Stockholders’ Meeting at which directors are elected.

2.  Annual Grants: On the date of each Annual Stockholders’ Meeting or Special Meeting in lieu of an Annual Stockholders’ Meeting at which directors are elected, each individual who is to continue to serve as a non-Employee director following an Annual Stockholders’ Meeting, whether or not that individual is standing for re-election to the Board at that particular Annual Stockholders’ Meeting, shall automatically be granted a Non-Statutory Option to purchase 20,000 shares of Common Stock. There shall be no limit on the number of such annual option grants any one non-Employee director may receive over his or her period of Board service, and non-Employee directors who have previously been in the employ of the Corporation (or any Parent or Subsidiary) or who have otherwise received one or more option grants from the Corporation shall be eligible to receive one or more such annual option grants over their period of continued Board service.

B.  Exercise Price.  The exercise price per share for each option grant made under the Automatic Option Grant Program shall be equal to 100% of the Fair Market Value per share of Common Stock on the option grant date.

C.  Option Term.  Each option grant under the Automatic Option Grant Program shall have a term of 10 years measured from the option grant date.

D.  Exercise and Vesting of Options.

1. Each option under the Automatic Option Grant Program shall be immediately exercisable for any or all of the option shares. However, any unvested shares purchased under the option shall be subject to repurchase by the Corporation, at the lower of (a) the exercise price paid per share or (b) the Fair Market Value per share of Common Stock at the time of repurchase, should the Optionee cease such Board service prior to vesting in those shares.

2. The shares subject to each initial option grant shall vest, and the Corporation’s repurchase right shall lapse, in quarterly installments upon the Optionee’s completion of each quarter of service as a non-Employee director measured from the option grant date.

3. The shares subject to each annual option grant shall vest, and the Corporation’s repurchase right shall lapse, in four successive quarterly installments upon the Optionee’s completion of the each quarter of service as a non-Employee director measured from the grant date.

Appendix B - 9

E.  Termination of Service.  The following provisions shall govern the exercise of any options granted to the Optionee pursuant to the Automatic Option Grant Program that are outstanding at the time the Optionee ceases to serve as a director:

1. The option shall be exercisable until the earlier to occur of (a) the Expiration Date or (b) the one-year anniversary of the date the Optionee’s Board service terminated.

2. During the post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares of Common Stock for which the option is exercisable at the time of the Optionee’s cessation of Board service.

3. Should the Optionee’s Board service cease due to death or Permanent Disability, then all shares at the time subject to the option shall immediately vest so that such option may be exercised for any or all of those shares as fully vested shares of Common Stock.

4. Upon the expiration of the one year exercise period or (if earlier) upon the Expiration Date, the option shall terminate for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee’s cessation of Board service for any reason other than death or Permanent Disability, terminate to the extent the option is not otherwise at that time exercisable for vested shares.

F.  Election to Decline Equity Incentive Grants.  Notwithstanding anything to the contrary set forth in the Plan, each non-Employee director may elect to decline one or more of the option grants to which he or she may otherwise be entitled under the Automatic Option Grant Program, provided that any non-Employee director who elects to decline any such option grant shall not receive any other compensation in lieu of that option grant. Such election shall be made pursuant to written notice to the Corporation in which the non-Employee director specifically declines one or more such option grants and acknowledges that such director will not receive any other compensation from the Corporation in lieu of those option grants.

II. CHANGE IN CONTROL/PROXY CONTEST

A. In the event a Change in Control occurs while the Optionee remains a director, the shares of Common Stock at the time subject to each outstanding option that was granted pursuant to this Automatic Option Grant Program shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Change in Control, become exercisable for all the shares subject to the option at that time as fully vested shares of Common Stock and may be exercised for any or all of those vested shares. Immediately following the consummation of the Change in Control, each automatic option grant shall terminate, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in effect pursuant to the terms of the Change in Control transaction.

B. In the event a Proxy Contest occurs while the Optionee remains a director, the shares of Common Stock at the time subject to each outstanding option granted pursuant to this Automatic Option Grant Program shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Proxy Contest, become exercisable for all the option shares as fully vested shares of Common Stock and may be exercised for any or all of those vested shares. Such option shall remain exercisable until the earliest to occur of (1) the Expiration Date, (2) the expiration of the one-year period measured from the date of the Optionee’s cessation of Board service, or (3) the termination of the option in connection with a Change in Control transaction.

C. All outstanding repurchase rights under this Automatic Option Grant Program shall automatically terminate, and the shares of Common Stock subject to those terminated rights shall vest in full, immediately prior to the occurrence of a Change in Control or a Proxy Contest that occurs while the Optionee remains a director.

D. Each option which is assumed or otherwise continued in effect in connection with a Change in Control shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Change in Control had the option been exercised immediately prior to such Change in Control. Appropriate adjustments shall also be made

Appendix B - 10

to the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same. To the extent the holders of Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption of the outstanding options granted pursuant to the Automatic Option Grant Program, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such transaction.

E. The grant of options under the Automatic Option Grant Program shall in no way affect the right of the Corporation to undertake any corporate action.

III. REMAINING TERMS

The remaining terms of each option granted under the Automatic Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Option Grant Program.

ARTICLE FIVE

MISCELLANEOUS

I. FINANCING

The Plan Administrator may permit any Optionee or Participant to pay the option exercise price under the Discretionary Option Grant Program or the purchase price of shares issued under the Stock Issuance Program by delivering a full-recourse, interest-bearing promissory note payable in one or more installments. After considering the tax and accounting consequences, the Plan Administrator shall establish the terms of any such promissory note (including the interest rate and the terms of repayment). In no event may the maximum credit available to the Optionee or Participant exceed the sum of (A) the aggregate option exercise price or purchase price payable for the purchased shares (less the par value of such shares) plus (B) any applicable income and employment tax liability incurred by the Optionee or the Participant in connection with the option exercise or share purchase. Prior to permitting the use of promissory notes as payment under the Plan, the Plan Administrator should consider the restrictions on doing so imposed by Regulation U.

II. TAX WITHHOLDING

A. The Corporation’s obligation to deliver shares of Common Stock upon the exercise of options or the issuance or vesting of such shares granted pursuant to the Plan shall be subject to the satisfaction of all applicable income and employment tax withholding requirements.

B. The Plan Administrator may, in its discretion, provide any or all holders of Non-Statutory Options or unvested shares of Common Stock issued pursuant to the Plan (other than the options granted to non-Employee directors or independent contractors) with the right to use shares of Common Stock in satisfaction of all or part of the Withholding Taxes to which such holders may become subject in connection with the exercise of their options or the vesting of their shares. Such right may be provided to any such holder in either or both of the following formats:

1. Stock Withholding: The election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such Non-Statutory Option or the vesting of such shares, a portion of those shares. So as to avoid adverse accounting treatment, the number of shares that may be withheld for this purpose may not exceed the minimum number needed to satisfy the applicable income and employment tax withholding rules.

2. Stock Delivery: The election to deliver to the Corporation, at the time the Non-Statutory Option is exercised or the shares vest, one or more shares of Common Stock previously acquired by such holder

Appendix B - 11

(other than in connection with the option exercise or share vesting triggering the Withholding Taxes). So as to avoid adverse accounting treatment, the number of shares that may be withheld for this purpose may not exceed the minimum number needed to satisfy the applicable income and employment tax withholding rules.

III. SHARE ESCROW/LEGENDS

Unvested shares of Common Stock may, in the Plan Administrator’s discretion, be held in escrow by the Corporation until the Optionee’s or the Participant’s interest in such shares vests or may be issued directly to the Optionee or the Participant with restrictive legends on the certificates evidencing those unvested shares.

IV. RESTRICTIONS ON CANCELLATION AND REGRANT OF STOCK OPTIONS AND REPRICING OF STOCK OPTIONS

Except with the approval of the stockholders of the Corporation, (i) no option may be granted under the Plan to an employee, consultant or member of the Board in direct exchange for, or in direct connection with, the cancellation or surrender of an outstanding option of such person having a higher exercise price, and (ii) no option granted under the Plan may be amended to reduce the exercise price per share of the Common Stock of the Corporation subject to such option below the exercise price of the option as of the date the option is granted, except to reflect the substitution for or assumption of the option in connection with a Change in Control of the Corporation or if any change is made in the Common Stock subject to the Plan or subject to any option under the Plan without the receipt of consideration by the Corporation (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Corporation) in which case the outstanding stock options will be appropriately adjusted in the class or classes and number of securities and price per share of Common Stock subject to such outstanding stock options. In the event of the substitution for or assumption of an option in connection with a Change in Control of the Corporation or if any change is made in the Common Stock subject to the Plan or subject to any option under the Plan without the receipt of consideration by the Corporation, the Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Corporation shall not be treated as a transaction “without receipt of consideration” by the Corporation.)

V. EFFECTIVE DATE AND TERM OF THE PLAN

A. The Plan shall become effective on May 23, 2002. No options may be granted or stock issued under the Plan at any time before May 23, 2002.

B. The Plan shall serve as the successor to the Predecessor Plan, and no further option grants or direct stock issuances shall be made under the Predecessor Plan after May 23, 2002. All options outstanding under the Predecessor Plan on May 23, 2002 shall be transferred to the Plan at that time and shall be treated as outstanding options under the Plan.

C. Each outstanding option so transferred shall continue to be governed by the terms of the documents evidencing such option, and no provision of the Plan shall be deemed to automatically affect or otherwise modify the rights or obligations of the holders of such transferred options.

D. Notwithstanding the previous sentence, one or more provisions of the Plan, including, without limitation, the acceleration provisions of the Discretionary Option Grant Program relating to Changes in Control and Proxy Contests, may, in the Plan Administrator’s discretion, be extended to one or more options incorporated from the Predecessor Plans provided that such provision or provisions do not adversely affect the Optionee’s rights and obligations.

Appendix B - 12

E. Unless terminated by the Board prior to such time, the Plan shall terminate on May 23, 2019. Should the Plan terminate when any options or unvested shares are outstanding, such awards shall continue in effect in accordance with the provisions of the documents evidencing such grants or issuances.

VI. AMENDMENT OF THE PLAN

The Board shall have complete and exclusive power and authority to amend the Plan or any awards made hereunder. However, no such amendment of the Plan shall adversely affect the rights and obligations with respect to options or unvested stock issuances at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment, and, except as provided in Section IV of Article Five of the Plan relating to adjustments upon changes in Common Stock, no increase in the number of shares of Common Stock reserved for issuance under the Plan shall be effective unless approved by the stockholders of the Corporation to the extent stockholder approval is necessary to satisfy the requirements of Section 422 of the Code, Securities and Exchange Commission Rule 16b-3 or any Nasdaq or securities exchange listing requirements. In addition, stockholder approval shall be necessary to modify the eligibility requirements for participation in the Plan.

VII. USE OF PROCEEDS

Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for any corporate purpose.

VIII. REGULATORY APPROVALS

A. The implementation of the Plan, the granting of any stock option under the Plan and the issuance of any shares of Common Stock (1) upon the exercise of any option or (2) under the Stock Issuance Program shall be subject to the Corporation’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the stock options granted under it and the shares of Common Stock issued pursuant to it.

B. No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of applicable securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable requirements of any stock exchange or the Nasdaq Stock Market on which Common Stock is then listed for trading or traded.

IX. NO EMPLOYMENT/SERVICE RIGHTS

Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person’s Service at any time for any reason, with or without cause.

X. CALIFORNIA BLUE SKY PROVISIONS

If the Corporation is not exempt from California securities laws, the following provisions shall apply to any sale of Common Stock or any option grant to an individual who is eligible to receive such grants pursuant to the Plan who resides in the State of California.

Appendix B - 13

A.  Option Grant Program.

1. The exercise price per share shall be fixed by the Plan Administrator in accordance with the following provisions:

(a) The exercise price per share applicable to each option shall not be less than 85% of the Fair Market Value per share of Common Stock on the date the option is granted.

(b) If the person to whom the option is granted is a 10% Stockholder, then the exercise price per share shall not be less than 110% of the Fair Market Value per share of Common Stock on the date the option is granted.

2. The Plan Administrator may not impose a vesting schedule upon any option grant or the shares of Common Stock subject to that option which is more restrictive than 20% per year vesting, with the initial vesting to occur not later than one year after the option grant date. However, such limitation shall not be applicable to any option grants made to individuals who are officers of the Corporation, non-Employee directors or independent contractors.

3. Unless the Optionee’s Service is terminated for Misconduct (in which case the option shall terminate immediately), the option (to the extent it was vested and exercisable at that the time Optionee’s Service ceased) must remain exercisable, following Optionee’s termination of Service, for at least (a) six months if Optionee’s Service terminates due to death or Permanent Disability or (b) thirty days in all other cases.

B.  Stock Issuance Program.

1. The purchase price per share for shares issued under the Stock Issuance Program shall be fixed by the Plan Administrator but shall not be less than 85% of the Fair Market Value per share of Common Stock on the issue date. However, the purchase price per share of Common Stock issued to a 10% Stockholder shall not be less than 100% of such Fair Market Value.

2. The Plan Administrator may not impose a vesting schedule upon any stock issuance effected under the Stock Issuance Program which is more restrictive than 20% per year vesting, with initial vesting to occur not later than one year after the issuance date. Such limitation shall not apply to any Common Stock issuances made to the officers of the Corporation, non-Employee directors or independent contractors.

C.  Repurchase Rights.  To the extent specified in a stock purchase agreement or stock issuance agreement, the Corporation and/or its stockholders shall have the right to repurchase any or all of the unvested shares of Common Stock held by an Optionee or Participant when such person’s Service ceases. However, except with respect to grants to officers, directors, and consultants of the Corporation, the repurchase right must satisfy the following conditions:

1. The Corporation’s right to repurchase the unvested shares of Common Stock must lapse at the rate of at least 20% per year over five years from the date the option was granted under the Discretionary Option Grant Program or the shares were issued under the Stock Issuance Program.

2. The Corporation’s repurchase right must be exercised within ninety days of the date that Service ceased (or the date the shares were purchased, if later).

3. The purchase price must be paid in the form of cash or cancellation of the purchase money indebtedness for the shares of Common Stock.

Appendix B - 14

APPENDIX

The following definitions shall be in effect under the Plan:

A.  Automatic Option Grant Program  shall mean the automatic option grant program in effect under Article Four of the Plan.

B.  Board  shall mean the Corporation’s Board of Directors.

C.  Change in Control  shall mean a change in ownership or control of the Corporation effected through any of the following transactions:

(i) a merger, consolidation or other reorganization approved by the Corporation’s stockholders, unless securities representing more than 50% of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly, by the persons who beneficially owned the Corporation’s outstanding voting securities immediately prior to such transaction, or

(ii) the sale, transfer or other disposition of all or substantially all of the Corporation’s assets, or

(iii) the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than 50% of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders.

D.  Code  shall mean the Internal Revenue Code of 1986, as amended.

E.  Common Stock   shall mean the Corporation’s common stock.

F.  Corporation  shall mean BIOLASE, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of BIOLASE, Inc. which adopts the Plan.

G.  Discretionary Option Grant Program  shall mean the discretionary option grant program in effect under Article Two of the Plan.

H.  Employee  shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

I.  Exchange Act  shall mean the Securities Exchange Act of 1934, as amended.

J.  Exercise Date  shall mean the date on which the option shall have been exercised in accordance with the appropriate option documentation.

K.  Fair Market Value  per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i) If the Common Stock is at the time traded on the Nasdaq Stock Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq Stock Market and published in The Wall Street Journal . If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii) If the Common Stock is at the time listed on any stock exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the stock exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange and published

Appendix B - 15

in The Wall Street Journal . If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(iii) If the Common Stock is at the time neither listed on any stock exchange or the Nasdaq Stock Market, then the Fair Market Value shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate.

L.  Incentive Option  shall mean an option that satisfies the requirements of Code Section 422.

M.  Involuntary Termination  shall mean the termination of the Service of any individual which occurs by reason of:

(i) such individual’s involuntary dismissal or discharge by the Corporation (or its Parent or Subsidiary) for reasons other than Misconduct, or

(ii) such individual’s voluntary resignation following (a) a change in his or her position with the Corporation (or any Parent or Subsidiary) which materially reduces his or her duties and responsibilities, (b) a reduction in his or her base salary by more than 15%, unless the base salaries of all similarly situated individuals are reduced by the Corporation (or any Parent or Subsidiary) employing the individual or (c) a relocation of such individual’s place of employment by more than fifty miles, provided and only if such change, reduction or relocation is effected by the Corporation (or any Parent or Subsidiary) without the individual’s consent.

N.  Misconduct  shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not in any way preclude or restrict the right of the Corporation (or any Parent or Subsidiary) to discharge or dismiss any Optionee, Participant or other person in the Service of the Corporation (or any Parent or Subsidiary) for any other acts or omissions, but such other acts or omissions shall not be deemed, for purposes of the Plan, to constitute grounds for termination for Misconduct.

O.  Non-Statutory Option  shall mean an option not intended to be an Incentive Option.

P.  Optionee  shall mean any person to whom an option is granted under the Discretionary Option Grant or Automatic Option Grant Program.

Q.  Parent  shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

R.  Participant  shall mean any person who is issued shares of Common Stock under the Stock Issuance Program.

S.  Permanent Disability or Permanently Disabled  shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or has lasted or can be expected to last for a continuous period of 12 months or more. However, solely for purposes of the Automatic Option Grant Program, Permanent Disability or Permanently Disabled shall mean the inability of the non-Employee director to perform his or her usual duties as a director by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of 12 months or more.

T.  Plan  shall mean the BIOLASE, Inc. 2002 Stock Incentive Plan, as amended.

U.  Plan Administrator  shall mean the particular entity, whether the Primary Committee, the Board or the Secondary Committee, which is authorized to administer the Discretionary Option Grant and Stock

Appendix B - 16

Issuance Programs with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under those programs with respect to the persons under its jurisdiction.

V.  Plan Effective Date  shall mean the date the Plan becomes effective and shall be coincidental with the date the Plan is approved by the Corporation’s stockholders. The Plan Effective Date is May 23, 2002.

W.  Predecessor Plan  shall mean the BIOLASE, Inc. 1998 Stock Option Plan, as amended.

X.  Primary Committee  shall mean the committee comprised of one or more directors designated by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders. To obtain the benefits of Rule 16b-3, there must be at least two members on the Primary Committee and all of the members must be “non-employee” directors as that term is defined in the Rule or the entire Board must approve the grant(s). Similarly, to be exempt from the million dollar compensation deduction limitation of Code Section 162(m), there must be at least two members on the Primary Committee and all of the members must be “outside directors” as that term is defined in Code Section 162(m).

Y.  Proxy Contest  shall mean a change in ownership or control of the Corporation effected through a change in the composition of the Board over a period of 36 consecutive months or less such that a majority of the directors ceases, by reason of one or more contested elections for directorship, to be comprised of individuals who either (i) have been directors continuously since the beginning of such period or (ii) have been elected or nominated for election as directors during such period by at least a majority of the directors described in clause (i) who were still in office at the time the Board approved such election or nomination.

Z.  Secondary Committee  shall mean a committee of one or more directors appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to eligible persons other than Section 16 Insiders.

AA.  Section 16 Insider  shall mean an executive officer or director of the Corporation or the holder of more than 10% of a registered class of the Corporation’s equity securities, in each case subject to the short-swing profit liabilities of Section 16 of the Exchange Act.

BB.  Service  shall mean the performance of services for the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-Employee member of the board of directors or independent contractor, except to the extent otherwise specifically provided in the documents evidencing the option grant or stock issuance.

CC.  Stock Issuance Program  shall mean the stock issuance program in effect under Article Three of the Plan.

DD.  Subsidiary  shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

EE.  10% Stockholder  shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than 10% of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

FF.  Withholding Taxes  shall mean the applicable income and employment withholding taxes to which the holder of a Non-Statutory Option or unvested shares of Common Stock under the Plan may become subject in connection with the exercise of those options or the vesting of those shares.

*                  *                   *

Appendix B - 17

IMPORTANT ANNUAL MEETING INFORMATION Electronic Voting Instructions You can vote by Internet! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may vote your proxy by Internet. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet should be received by 11:59 p.m., Eastern Time, on August 26, 2014 (or if the annual meeting is adjourned, the day before the date on which the meeting is reconvened). Vote by Internet Go to www.investorvote.com/BIOL Or scan the QR code with your smartphone Follow the steps outlined on the secure website Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Annual Meeting Proxy Card 1234 5678 9012 345 IF YOU HAVE NOT VOTED VIA THE INTERNET, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proposals — Our Board of Directors recommends a vote FOR the director nominees 01, 02, 03, 04 and 05 and proposals 2, 3, 4 and 5. You may choose “FOR” or “WITHHOLD” for up to five of the six nominees listed below. PLEASE ONLY MARK A VOTE WITH RESPECT TO FIVE NOMINEES. Leave the boxes next to one of the nominees blank. 1. To elect five directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified or until their earlier resignation or removal. For Withhold For Withhold 01 - Paul N. Clark* 04 - James R. Talevich* 02 - Dr. Frederic H. Moll* 05 - Dr. Jonathan T. Lord** 03 - Jeffrey M. Nugent* 06 - Federico Pignatelli*** For Against Abstain 2. To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014. 3. To approve the amendment of our Restated Certificate of Incorporation. 4. To approve the amendment of the 2002 Stock Option Plan. 5. Advisory vote to approve the compensation of our named executive officers. * Board Nominees (recommended by our Board of Directors) ** Nominee Proposed by Oracle Partners, L.P. (recommended by our Board of Directors) *** Other Nominee IMPORTANT: If a stockholder chooses “FOR” and/or “WITHHOLD” for more than five of the director nominees listed above, the shares represented by such proxy will be counted as present for purposes of a quorum and will be voted as directed on all matters other than the election of directors, and in the election of directors, “FOR” votes will be counted for up to five of the director nominees; any “WITHHOLD” votes for any director nominees will be treated as if neither “FOR” nor “WITHHOLD” had been marked for such nominees; and if there are more than five “FOR” votes, then none of the votes will be counted in the election of directors. EXCEPT AS DESCRIBED ON THIS PROXY CARD, THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE BOARD NOMINEES AND THE ORACLE NOMINEE AND FOR THE PROPOSALS LISTED ABOVE. B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please date this proxy card and sign above exactly as your name appears on this card. Joint owners should each sign personally. Corporate proxies should be signed by an authorized officer. Executors, administrators, trustees, etc., should give their full titles. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 1UP X 1 9 7 3 6 4 1 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 01VMTG

IF YOU HAVE NOT VOTED VIA THE INTERNET, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — BIOLASE, INC. Annual Meeting of Stockholders August 27, 2014 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement/Annual Report on Form 10-K are available on the Investors Section of the Biolase website at www.biolase.com. This Proxy is Solicited on Behalf of the Board of Directors of BIOLASE, Inc. The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders to be held on August 27, 2014 and the Proxy Statement accompanying such notice, and appoints Jeffrey M. Nugent and Frederick D. Furry and each of them, the proxy of the undersigned, with full power of substitution, to vote all shares of common stock of BIOLASE, Inc. (the “Company”) which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the 2014 Annual Meeting of Stockholders of the Company to be held at the Company’s corporate headquarters located at 4 Cromwell, Irvine, CA, 92618, on August 27, 2014, at 11:00 a.m. local time (the “Annual Meeting”), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this proxy shall be voted in the manner set forth on this proxy card. By executing this proxy, the undersigned hereby grants the named proxy holders discretionary authority to act upon all other matters incident to the conduct of the meeting or as may properly come before the meeting, or any adjournment thereof. The undersigned hereby ratifies and confirms all that the attorneys and proxies, or any of them, or their substitutes, shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all proxies heretofore given by the undersigned to vote at the meeting. CONTINUED AND TO BE SIGNED ON REVERSE SIDE C Non-Voting Items Change of Address — Please print new address below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. +